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                                                                     EXHIBIT 2.1

                                                               EXECUTION VERSION

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               POLYONE CORPORATION

                                       AND

                                    OLMEC LLC

                            DATED AS OF JUNE 28, 2004

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                                TABLE OF CONTENTS

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ARTICLE 1:            DEFINITIONS...............................................................................     1

ARTICLE 2:            PURCHASE AND SALE OF ASSETS...............................................................     9

         2.1      Assets to be Transferred......................................................................     9

         2.2      Retained Assets...............................................................................    12

         2.3      Nonassignable Items; Stock of Chinese Subsidiary..............................................    13

ARTICLE 3:            LIABILITIES...............................................................................    13

         3.1      Assumed Liabilities...........................................................................    13

         3.2      Retained Liabilities..........................................................................    15

ARTICLE 4:            PURCHASE PRICE............................................................................    17

         4.1      Payment of Purchase Price.....................................................................    17

         4.2      Purchase Price Adjustment.....................................................................    17

         4.3      Allocation of Purchase Price..................................................................    20

         4.4      Allocation of Taxes Other Than Income Taxes...................................................    20

         4.5      Allocation of Income Taxes....................................................................    21

ARTICLE 5:            CLOSING AND CLOSING DELIVERIES............................................................    21

         5.1      Closing.......................................................................................    21

         5.2      Deliveries by the Seller......................................................................    21

         5.3      Deliveries by the Buyer.......................................................................    23

         5.4      Deliveries by Management......................................................................    24

ARTICLE 6:            REPRESENTATIONS AND WARRANTIES OF THE SELLER..............................................    25

         6.1      Organization, Existence and Good Standing.....................................................    25

         6.2      Capitalization................................................................................    25

         6.3      Power and Authority to Conduct the E&PA Business..............................................    26

         6.4      Authority; Due Execution and Delivery; Validity and Enforceability............................    26

         6.5      No Conflict...................................................................................    26

         6.6      Filings, Notices and Consents.................................................................    26

         6.7      Financial Statements..........................................................................    27

         6.8      Taxes.........................................................................................    28

         6.9      Title; Assets.................................................................................    29

         6.10     Real Property.................................................................................    29

         6.11     Necessary Property............................................................................    30
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         6.12     Intellectual Property.........................................................................    30

         6.13     Litigation....................................................................................    32

         6.14     Compliance with Laws..........................................................................    32

         6.15     Labor and Employee Matters....................................................................    32

         6.16     Contracts.....................................................................................    33

         6.17     Permits.......................................................................................    35

         6.18     Environmental Matters.........................................................................    35

         6.19     Employee Benefits.............................................................................    36

         6.20     Brokers.......................................................................................    37

         6.21     Absence of Changes; No Material Adverse Effect................................................    37

         6.22     Inventories...................................................................................    37

         6.23     Warranty and Product Liability Claims.........................................................    37

         6.24     Insurance.....................................................................................    38

         6.25     Material Customers and Suppliers..............................................................    38

         6.26     Transactions with Related Parties.............................................................    38

         6.27     Accuracy of Books and Records.................................................................    38

         6.28     Liabilities of Transferred Subsidiaries.......................................................    39

         6.29     Accredited Investor...........................................................................    39

ARTICLE 7:            REPRESENTATIONS AND WARRANTIES OF THE BUYER...............................................    39

         7.1      Organization, Existence and Good Standing.....................................................    39

         7.2      Power.........................................................................................    39

         7.3      Validity and Enforceability...................................................................    39

         7.4      No Conflict...................................................................................    39

         7.5      Consents......................................................................................    40

         7.6      Financial Ability.............................................................................    40

         7.7      Brokers.......................................................................................    40

         7.8      No Reliance...................................................................................    40

         7.9      Subordinated Promissory Note..................................................................    41

         7.10     HSR...........................................................................................    41

         7.11     Investment Intent.............................................................................    41

         7.12     Knowledge and Sophistication..................................................................    41
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         7.13     Accredited Investor...........................................................................    41

ARTICLE 8:            COVENANTS AND AGREEMENTS..................................................................    41

         8.1      Conduct of E&PA Business......................................................................    41

         8.2      Reasonable Access; Confidentiality............................................................    43

         8.3      Publicity.....................................................................................    44

         8.4      Records.......................................................................................    44

         8.5      Injunctions...................................................................................    44

         8.6      Further Assurances; Subsequent Transfers......................................................    44

         8.7      Post-Closing Receipts.........................................................................    45

         8.8      Commercially Reasonable Efforts...............................................................    45

         8.9      Name and Mark Usage...........................................................................    46

         8.10     Cancellation of Intercompany Obligations......................................................    46

ARTICLE 9:            CONDITIONS TO CLOSING.....................................................................    47

         9.1      Conditions Precedent to Obligations of the Buyer and the Seller...............................    47

         9.2      Additional Conditions Precedent to Obligations of the Buyer...................................    47

         9.3      Additional Conditions Precedent to Obligations of the Seller..................................    48

ARTICLE 10:           ADDITIONAL COVENANTS AND AGREEMENTS.......................................................    48

         10.1     Cooperation; Audits...........................................................................    48

         10.2     Transfer Taxes................................................................................    49

         10.3     Employees and Employee Benefits...............................................................    49

         10.4     WARN Act......................................................................................    52

         10.5     Additional Purchased Assets...................................................................    52

         10.6     No Solicitation...............................................................................    52

         10.7     Insurance.....................................................................................    52

         10.8     Tax Controversies.............................................................................    53

         10.9     Transfer of State Unemployment Tax Experience and Reserves....................................    53

         10.10    Notification Regarding Dyersburg, Tennessee...................................................    53

ARTICLE 11:           TERMINATION OF AGREEMENTS.................................................................    54

         11.1     Termination...................................................................................    54

         11.2     Effect of Termination.........................................................................    55

ARTICLE 12:           REMEDIES..................................................................................    55
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         12.1     General Indemnification Obligation............................................................    55

         12.2     Notice and Opportunity to Defend..............................................................    55

         12.3     Survivability; Limitations....................................................................    57

         12.4     Specific Performance..........................................................................    58

         12.5     Environmental Remediation for Certain Retained Liabilities....................................    59

ARTICLE 13:           MISCELLANEOUS.............................................................................    60

         13.1     Expenses......................................................................................    60

         13.2     Successors and Assigns; No Assignment.........................................................    60

         13.3     Third Party Beneficiaries.....................................................................    60

         13.4     Headings......................................................................................    61

         13.5     Integration, Modification and Waiver..........................................................    61

         13.6     Construction..................................................................................    61

         13.7     Severability..................................................................................    61

         13.8     Disclosure Schedule Supplements...............................................................    61

         13.9     Notices.......................................................................................    62

         13.10    Governing Law; Waiver of Jury Trial...........................................................    63

         13.11    Counterparts..................................................................................    64
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                                LIST OF EXHIBITS

Exhibit A           Form of Subordinated Promissory Note
Exhibit B           Form of Bill of Sale and Instrument of Assignment and
                    Assumption
Exhibit C           Form of Purchased Intellectual Property Assignment
Exhibit D           Form of Seller Non-competition Agreement
Exhibit E           Terms of Supply Agreement
Exhibit F           Form of Transition Services Agreement
Exhibit G           Form of Brand License Agreement
Exhibit H           Form of Legal Opinion of Seller's Counsel
Exhibit I           Form of Seller Confidentiality Agreement
Exhibit J           Form of PolyOne Receivable
Exhibit K           Terms of Services Agreement
Exhibit L           Form of Patent and Technology License
Exhibit M           Form of Receipt
Exhibit N           Form of Buyer Confidentiality Agreement
Exhibit O           Form of Legal Opinion of Buyer's Counsel
Exhibit P           Form of Management Certificate
Exhibit Q-1/Q-2     Debt Commitment Letters
Exhibit R-1/R-2     Equity Commitment Letters
Exhibit S           Forms of Mexican Stock Purchase Agreements

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                               INDEX OF SCHEDULES

Schedule 2.1(c)         Owned Real Property
Schedule 2.1(d)         Leased Real Property
Schedule 2.1(r)         Off Premise Fixed Assets
Schedule 2.2(d)         Certain U.K. Assets
Schedule 2.2(h) Property Retained by the Seller to be Sold to Suppliers and/or Customers of E&PA and Other Property
Schedule 4.1            Management Bonuses
Schedule 4.2            Working Capital Statement
Schedule 4.3            Allocation of Purchase Price
Schedule 5.2(d)         Closing Consents
Schedule 5.4            Management
Schedule 6.2            Capitalization
Schedule 6.5            No Conflict
Schedule 6.6            Consents
Schedule 6.7            Financial Statements
Schedule 6.8(c)         Taxes
Schedule 6.8(g)         Affiliated Group
Schedule 6.9            Title
Schedule 6.10           Real Property
Schedule 6.11           Necessary Property
Schedule 6.12(a)        Intellectual Property
Schedule 6.12(b)        Intellectual Property Claims
Schedule 6.12(c)        Intellectual Property Licenses
Schedule 6.12(e)        Abandoned Filings
Schedule 6.13           Litigation
Schedule 6.14           Compliance with Laws
Schedule 6.15           Labor Matters
Schedule 6.16           Contracts
Schedule 6.17           Permits
Schedule 6.18           Environmental Matters
Schedule 6.19           Employee Benefits
Schedule 6.20           Seller's Brokers
Schedule 6.21           Absence of Change
Schedule 6.22           Inventories
Schedule 6.23           Warranty and Product Liability Claims
Schedule 6.24           Insurance
Schedule 6.25           Material Customers and Suppliers
Schedule 6.26           Transactions With Related Parties
Schedule 6.28           Liabilities of Transferred Subsidiaries
Schedule 7.5            Buyer's Consents
Schedule 7.7            Buyer's Brokers
Schedule 8.1            Conduct of E&PA Business
Schedule 10.3(a)        Transferred Employees
Schedule 10.3(e)        Premium Information

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Schedule 10.3(f)        Retiree Medical Coverage
Schedule 10.5           Additional Purchased Assets
Schedule 12.5(a)        Environmental Consultants

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

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of this 28th day of June, 2004, is by and between Olmec LLC, a Delaware limited liability company (the "BUYER"), and PolyOne Corporation, an Ohio corporation (the "SELLER").

                                    RECITALS

                  A. The Seller, by and through its Elastomers & Performance Additives group, is engaged in the business of compounding, mixing and selling
(i) thermoset elastomers, (ii) additives for thermoset elastomers and (iii) colorants for thermoset elastomers, at the following locations: 150 South Connell Avenue, Dyersburg, Tennessee; 14330 Kinsman Road, Burton, Ohio; 260 Old State Route 34, Jonesborough, Tennessee; 635 Tower Drive, Kennedale, Texas; LaNoria 115, Santa Rosa Jauregui, 76220 Queretaro, Queretaro, Mexico; 8311 Sorensen Avenue, Santa Fe Springs, California; and Factory Building No. 7, Phase IV, Lot 20, Yuanzhong Road, Shanghai Nanhui Industrial Zone, Shanghai 201300 China (together with the UK Business (as defined below), the "E&PA BUSINESS");

                  B. The Seller desires to sell to the Buyer, and the Buyer desires to purchase and acquire from the Seller, upon the terms and subject to the conditions set forth in this Agreement, substantially all of the Seller's assets, property, rights and interests used or held for use in the operation of the E&PA Business as further described below, in consideration of certain payments by the Buyer and the assumption by the Buyer of certain liabilities and obligations of the Seller specifically described in this Agreement; and

                  C. The Seller desires to retain all of its assets, property, rights, interests, liabilities and obligations not transferred to, or assumed by, the Buyer under this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and representations and upon the terms and subject to the conditions set forth in this Agreement, and other good and valuable consideration, had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                             ARTICLE 1: DEFINITIONS

                  "ACCOUNTS RECEIVABLE" means any and all accounts receivable, notes and other amounts receivable from third parties arising out of the operation of the E&PA Business, whether or not in the Ordinary Course of Business, including, without limitation, any such account receivable from customers and employees, together with any unpaid financing charges accrued thereon.

                  "ADDITIONAL PURCHASED ASSETS" has the meaning set forth in
SECTION 10.5.

                  "AFFILIATE" of any Person means any Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with, any such Person and any officer, director or Controlling person of such Person.

                  "AGREEMENT" has the meaning set forth in the preamble.

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                  "ALTERNATE TRANSACTION" means (a) any stock purchase, merger, consolidation, reorganization, change in organizational form, spin-off, split-off, recapitalization, sale of equity interests or other similar transaction involving the E&PA Business or any legal entity formed to hold any assets of the E&PA Business, or (b) any sale of all or any significant portion of the assets of the E&PA Business, or (c) any other transaction in respect of the Seller or the E&PA Business that results directly or indirectly, in a change of ownership of the E&PA Business, or (d) any other transaction or series of transactions that has substantially similar economic effects, in each such case, in which transaction the Buyer does not participate in a manner that preserves the ability of the Buyer to purchase the E&PA Business on the terms and conditions set forth in this Agreement.

                  "ANCILLARY AGREEMENTS" means the Bill of Sale and Instrument of Assumption and Assignment, the Purchased Intellectual Property Assignment, the Seller Non-competition Agreement, the Buyer Confidentiality Agreement, the Seller Confidentiality Agreement, the Supply Agreement, the Transition Services Agreement, the Services Agreement, the Receipt, the Brand License Agreement, the Patent and Technology License, the PolyOne Receivable, the Subordinated Promissory Note, the Mexican Stock Purchase Agreements and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Buyer or the Seller in connection with the consummation of the transactions contemplated by this Agreement, in each case only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.

                  "ARBITRATION FIRM" has the meaning set forth in SECTION
4.2(c).

                  "ASSUMED CONTRACTS" has the meaning set forth in SECTION
2.1(h).

                  "ASSUMED LIABILITIES" has the meaning set forth in SECTION
3.1.

                  "AUDITED DECEMBER FINANCIAL STATEMENTS" has the meaning set forth in SECTION 6.7.

                  "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 6.7.

                  "BRAND LICENSE AGREEMENT" has the meaning set forth in SECTION 5.2(n).

                  "BUYER" has the meaning set forth in the preamble.

                  "BUYER CONFIDENTIALITY AGREEMENT" has the meaning set forth in
SECTION 5.3(e).

                  "BUYER PLANS" has the meaning set forth in SECTION 10.3(c).

                  "BUYER SAVINGS PLANS" has the meaning set forth in SECTION 10.3(d).

                  "BUYER WELFARE PLAN" has the meaning set forth in SECTION 10.3(e).

                  "CASH" means all cash, cash equivalents, cash in transit, bank accounts, marketable securities, notes, checks, drafts and similar instruments.

                  "CERCLA" has the meaning set forth in SECTION 6.18(f).

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                  "CHINESE CONSENTS" has the meaning set forth in SECTION
2.3(b).

                  "CHINESE STOCK" has the meaning set forth in SECTION 2.3(b).

                  "CLAIMS NOTICE" has the meaning set forth in SECTION 12.2(a).

                  "CLOSING" has the meaning set forth in SECTION 5.1.

                  "CLOSING DATE" has the meaning set forth in SECTION 5.1.

                  "CLOSING NET WORKING CAPITAL" means the amount by which (a) the sum of all net Accounts Receivable and net Inventories of the E&PA Business, in each case as included in the Purchased Assets, is greater than (b) the trade accounts payable (including liabilities and obligations for outstanding checks in transit (including outstanding checks, drafts and similar instruments) not cashed as of the Closing Date), as of the opening of business on the Closing Date, prepared in a manner consistent with past practice and SCHEDULE 4.2; provided, however that the Closing Net Working Capital does not include the PolyOne Receivable as an Account Receivable (but instead includes the PolyOne Receivable in Inventory) or include claims for refunds of Taxes described in
SECTION 2.2(f).

                  "COBRA" has the meaning set forth in SECTION 10.3(b).

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMITMENT LETTERS" has the meaning set forth in SECTION 7.6.

                  "CONFIDENTIALITY AGREEMENT" has the meaning set forth in
SECTION 8.2(b).

                  "CONSENTS" has the meaning set forth in SECTION 6.6.

                  "CONTRACTS" means all contracts, agreements, leases (whether real or personal property), sale and purchase orders, commitments, instruments, licenses, sublicenses and guarantees.

                  "CONTROL" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and the terms "CONTROLLED" or "CONTROLLING" have a correlative meaning.

                  "DEBT COMMITMENT LETTERS" has the meaning set forth in SECTION 7.6.

                  "DEDUCTIBLE" has the meaning set forth in SECTION 12.3(b).

                  "DISCLOSURE SCHEDULES" has the meaning set forth in SECTION 13.8.

                  "E&PA BALANCE SHEET" means the audited balance sheet as of December 31, 2003 for the E&PA Business.

                  "E&PA BUSINESS" has the meaning set forth in the preamble.

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                  "EMPLOYEE PLANS" has the meaning set forth in SECTION 6.19(a).

                  "ENVIRONMENT" means surface waters, groundwater, sediments, surface or subsurface strata, air and natural resources such as wetlands, flora and fauna.

                  "ENVIRONMENTAL LAW" means any Laws, including principles of common law or Orders, relating to pollution or protection of human health or the Environment, including those relating to the manufacture, use, transport, treatment, storage, disposal, Release or threatened Release of Hazardous Materials.

                  "EQUITY COMMITMENT LETTERS" has the meaning set forth in
SECTION 7.6.

                  "ERISA" has the meaning set forth in SECTION 6.19(a).

                  "ESTIMATED NET WORKING CAPITAL" has the meaning set forth in
SECTION 4.2(a).

                  "EXCLUDED REPRESENTATIONS" has the meaning set forth in
SECTION 12.3(a).

                  "EXPIRATION DATE" has the meaning set forth in SECTION
12.3(a).

                  "FINAL CASH PORTION" has the meaning set forth in SECTION 4.2(e).

                  "FINANCIAL STATEMENTS" has the meaning set forth in SECTION
6.7.

                  "GAAP" means U.S. generally accepted accounting principles.

                  "GENERAL ENFORCEABILITY EXCEPTIONS" has the meaning set forth in SECTION 6.4.

                  "GOVERNMENTAL AUTHORITY" means any government or political subdivision or regulatory or administrative body, whether federal, state, provincial, local or foreign, or any agency, commission or instrumentality of any such government or political subdivision or regulatory authority, or any federal, state, local or foreign court, tribunal, or judicial or arbitral body.

                  "HAZARDOUS MATERIAL" means any pollutant, contaminant, substance, waste or material including petroleum, or petroleum-containing materials, radiation and radioactive materials and polychlorinated biphyenyls, asbestos and asbestos-containing materials and contaminants, which is subject to regulation or could give rise to liability under any Environmental Law.

                  "HOLDCO" has the meaning set forth in SECTION 7.6.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INCLUDING" has the meaning set forth in SECTION 13.6.

                  "INCOME TAXES" has the meaning set forth in SECTION 4.4.

                  "INDEMNIFIED PARTY" has the meaning set forth in SECTION 12.2(a).

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                  "INDEMNIFYING PARTY" has the meaning set forth in SECTION
12.2(a).

                  "INITIAL PURCHASE PRICE" has the meaning set forth in SECTION 4.1.

                  "INSURANCE POLICIES" has the meaning set forth in SECTION
6.24.

                  "INTELLECTUAL PROPERTY" means any and all : (i) patents and patent applications and reissues, reexaminations, extensions, divisionals and continuations thereof; (ii) trademarks, service marks, trade dress, logos, other indicia of origin, and Internet domain names, URLs, and registrations and applications for registration thereof together with all of the goodwill associated therewith; (iii) copyrights, copyright registrations and applications for copyright registration (including copyrights in computer software, data, databases, website content and documentation thereof) and database rights; (iv) proprietary information and trade secrets (whether technical or business information, including recipes, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information); and (v) foreign equivalent or counterparts to the foregoing issued or recognized by any Governmental Authority. "LISTED INTELLECTUAL PROPERTY" means clauses (i) through (iii) and (v) to the extent clause (v) relates to clauses (i) through (iii), and "UNLISTED INTELLECTUAL PROPERTY" means clause
(iv) and clause (v) to the extent it relates to clause (iv).

                  "INVENTORY" means all inventories of raw materials, supplies, works-in-process, merchandise, finished goods, inventory held for sale, spare parts, packaging, storeroom contents and similar items primarily used or held for use in the operation of the E&PA Business; provided, that Inventory excludes any commingled inventory held in the Seller warehouses located at Halls, Tennessee, Elyria, Ohio and Houston, Texas on the date hereof; provided further, for purposes of calculating the Closing Net Working Capital, Inventory includes the PolyOne Receivable.

                  "KNOWLEDGE" has the meaning set forth in SECTION 13.6.

                  "LAW" means any federal, state, provincial, local or foreign law, statute, code, ordinance, regulation, rule, order or other requirement of any Governmental Authority.

                  "LEASED REAL PROPERTY" has the meaning set forth in SECTION 2.1(d).

                  "LIABILITY CLAIM" has the meaning set forth in SECTION
12.2(a).

                  "LIEN" means any mortgage, deed of trust, lien, pledge, encumbrance, security interest, hypothecation, lease, claim, or charge.

                  "LION" means Lion Chemical Capital, LLC.

                  "LOSSES" has the meaning set forth in SECTION 12.1.

                  "MANAGEMENT" has the meaning set forth in SECTION 5.4.

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                  "MANAGEMENT BONUSES" means the management retention bonuses granted by the Seller to certain members of the management of the E&PA Business and payable either at or subsequent to the occurrence of the Closing as set forth on SCHEDULE 4.1.

                  "MATERIAL ADVERSE EFFECT" means any event or change that results in, or has, a materially adverse change in or effect on the business, assets, liabilities, results of operations, or condition (financial or otherwise) of the E&PA Business (including the Transferred Subsidiaries) or on the Seller's ability to perform its obligations under this Agreement or any Ancillary Agreement, except for such (a) changes that affect generally the thermoset elastomer, thermoset elastomer additives and thermoset elastomer colorants industries and do not disproportionately affect the E&PA Business or
(b) changes or effects resulting from entering into this Agreement or the Ancillary Agreements, the announcement thereof or the consummation of the transactions contemplated hereby or thereby.

                  "MEXICAN ACQUISITIONCO" has the meaning set forth in the definition of Mexican Stock Purchase Agreements.

                  "MEXICAN STOCK PURCHASE AGREEMENTS" means those certain stock purchase agreements, dated as of the Closing Date, among the Buyer, a Mexican variable stock corporation or other Person affiliated with the Buyer ("MEXICAN ACQUISITIONCO"), PolyOne Controladora, S.A. de C.V. and PolyOne de Mexico, S.A. de C.V. pursuant to which PolyOne Controladora, S.A. de C.V. and PolyOne de Mexico, S.A. de C.V. shall transfer to the Buyer and Mexican AcquisitionCo all of the issued and outstanding shares of capital stock of each of PolyOne E.C. de Mexico, S.A. de C.V., PolyOne E.C. Servicios S.A. de C.V., in substantially the form attached hereto as EXHIBIT S.

                  "ORDER" means any order, judgment, injunction, award, decree, stipulation, ruling, charge or writ of any Governmental Authority.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of the E&PA Business consistent with past custom and practice.

                  "OUTSIDE DATE" has the meaning set forth in SECTION 11.1(b).

                  "OWNED REAL PROPERTY" has the meaning set forth in SECTION 2.1(c).

                  "PATENT AND TECHNOLOGY LICENSE" has the meaning set forth in
SECTION 5.2(u).

                  "PERMIT" means any permit, franchise, license, approval, variance, consent or authorization issued by a Governmental Authority.

                  "PERMITTED LIENS" has the meaning set forth in SECTION 6.9.

                  "PERSON" means any individual, sole proprietorship, general or limited partnership, corporation, limited liability company, unincorporated society or association, firm, trust, Governmental Authority or other entity.

                  "POLYONE RECEIVABLE" means a receivable to the Buyer from the Seller equal to an amount not to exceed $3,000,000, representing the value of the commingled inventory held in

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the Seller's warehouses located at Halls, Tennessee, Elyria, Ohio and Houston,
Texas, established as a part of Estimated Net Working Capital as provided for in
SECTION 4.2(a).

                  "PRELIMINARY CASH PORTION" has the meaning set forth in
SECTION 4.2(a).

                  "PRODUCT LIABILITY CLAIMS" has the meaning set forth in
SECTION 3.1(h).

                  "PURCHASE ORDERS" has the meaning set forth in SECTION 2.1(i).

                  "PURCHASE PRICE" has the meaning set forth in SECTION 4.1.

                  "PURCHASED ASSETS" has the meaning set forth in SECTION 2.1.

                  "PURCHASED INTELLECTUAL PROPERTY" has the meaning set forth in
SECTION 2.1(k).

                  "PURCHASED INTELLECTUAL PROPERTY ASSIGNMENT" has the meaning set forth in SECTION 5.2(e).

                  "PURCHASED STOCK" has the meaning set forth in SECTION 2.1(o).

                  "RECORDS" has the meaning set forth in SECTION 8.4.

                  "RELEASE" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of a Hazardous Material into the Environment.

                  "RETAINED ASSETS" has the meaning set forth in SECTION 2.2.

                  "RETAINED LIABILITIES" has the meaning set forth in SECTION
3.2.

                  "RETAINED TRADE NAMES" has the meaning set forth in SECTION
8.9.

                  "SANTA FE VACATION" means the accrued vacation that will become due and payable on the Closing Date to certain employees of the E&PA Business employed in Santa Fe Springs, California.

                  "SELLER" has the meaning set forth in the preamble.

                  "SELLER CONFIDENTIALITY AGREEMENT" has the meaning set forth in SECTION 5.2(q).

                  "SELLER NON-COMPETITION AGREEMENT" has the meaning set forth in SECTION 5.2(g).

                  "SELLER SAVINGS PLAN" has the meaning set forth in SECTION 10.3(d).

                  "SELLER WELFARE PLANS" has the meaning set forth in SECTION 10.3(e).

                  "SERVICES AGREEMENT" has the meaning set forth in SECTION 5.2(t).

                  "STRADDLE PERIOD" has the meaning set forth in SECTION 3.1(i).

                  "SUBORDINATED PROMISSORY NOTE" has the meaning set forth in
SECTION 4.1.

                  "SUPPLY AGREEMENT" has the meaning set forth in SECTION
5.2(h).

                  "TAX" means any tax, assessment, charge, duty, fee, levy or other governmental charge, including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, personal, premium, property, estimated environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest penalties, additions to tax or additional amounts imposed by any Taxing Authority and will include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

                  "TAX MATTER" has the meaning set forth in SECTION 10.8(a).

                  "TAX RETURNS" means all tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information returns) for Taxes.

                  "TAXING AUTHORITY" means any Governmental Authority responsible for the imposition of any Tax.

                  "TRANSFERRED EMPLOYEES" has the meaning set forth in SECTION 10.3(a).

                  "TRANSFERRED SUBSIDIARIES" means PolyOne E.C. de Mexico, S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable, PolyOne E.C. Servicios S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable and PolyOne Elastomers & Performance Additives (Shanghai) Co., Ltd., a Chinese limited liability company.

                  "TRANSFERRED SUBSIDIARIES' GOVERNING DOCUMENTS" has the meaning set forth in SECTION 5.2(k).

                  "TRANSITION PERIOD" has the meaning set forth in SECTION 10.3(e).

                  "TRANSITION PLAN" has the meaning set forth in SECTION
10.3(a).

                  "TRANSITION SERVICES AGREEMENT" has the meaning set forth in
SECTION 5.2(i).

                  "U.K. BUSINESS" means the business engaged in by the Seller in the United Kingdom, by and through its Elastomers & Performance Additives group, of compounding and selling thermoset elastomer roll compounds.

                  "UNAUDITED APRIL FINANCIAL STATEMENTS" has the meaning set forth in SECTION 6.7.

                  "UNAUDITED DECEMBER FINANCIAL STATEMENTS" has the meaning set forth in SECTION 6.7.

                  "UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 6.7.

                  "URL" has the meaning set forth in SECTION 6.12(a).

                  "WARN ACT" has the meaning set forth in SECTION 6.15(b).

                  "WARRANTY CLAIMS" has the meaning set forth in SECTION 3.1(g).

                  "WARRANTY AND PRODUCT LIABILITY CLAIMS" has the meaning set forth in SECTION 6.23.

                  "WORKING CAPITAL STATEMENT" has the meaning set forth in
SECTION 4.2(b).

                     ARTICLE 2: PURCHASE AND SALE OF ASSETS

                  2.1 ASSETS TO BE TRANSFERRED. At the Closing and effective as of the Closing Date, the Buyer shall purchase, acquire and accept from the Seller, and the Seller shall, or shall cause its Affiliates to, sell, transfer, assign, convey and deliver to the Buyer, all of the Seller's assets, properties, rights, agreements and other interests primarily used or held for use in the operation of the E&PA Business by the Seller and its Affiliates, in each case, whether tangible or intangible, owned, leased or licensed, real, personal or mixed, as the same will exist on the Closing Date (collectively, the "PURCHASED ASSETS"). In addition to and without limiting the immediately preceding sentence (except with respect to those categories of assets specifically described below, with respect to which the specific description set forth below will govern), the Purchased Assets will include all of the Seller's right, title and interest (free and clear of any Liens, other than Permitted Liens) in the following:

                           (a) Cash. All Cash held by, or for the benefit of the E&PA Business by, any Transferred Subsidiary on the Closing Date;

                           (b) Prepaids. All prepaid expenses, advance payments, deposits and other similar assets relating solely to the E&PA Business;

                           (c) Owned Real Property. All real property described on SCHEDULE 2.1(c), including all buildings, structures, improvements and fixtures located thereon and all appurtenant rights, privileges and easements and right, title and interest of the Seller and the Transferred Subsidiaries thereto, including all such right, title and interest in and to all public and private streets, roads, avenues, alleys or passageways (open or proposed) that relate to such real property (the "OWNED REAL PROPERTY");

                           (d) Leased Real Property. The Seller's and the Transferred Subsidiaries' right, title and interest in and under the real estate leases described on SCHEDULE 2.1(d) and, to the extent covered by the real estate leases, all buildings, structures, improvements, fixtures and other property attached thereto or located thereon (the "LEASED REAL PROPERTY");

                           (e) Fixed Assets. Except as provided for on SCHEDULE 2.2(h), all tangible personal property and equipment (including, but not limited to, all furniture, fixtures, equipment, copiers, telephones and laptop computers, machinery and other tangible personal property) used or held for use in the operation of the E&PA Business and located at the Owned Real Property and the Leased Real Property locations;

                           (f) Inventory. All Inventory located at the Owned Real Property, the Leased Real Property locations and all inventories of raw materials, supplies, works-in-process, merchandise, finished goods, inventory held for sale, spare parts, packaging, storeroom contents and similar items at 2400 Bartlett Road, Wynne, Arkansas and 813 Burton Boulevard, DeForest, Wisconsin;

                           (g) Accounts Receivable. All Accounts Receivable and the PolyOne Receivable;

                           (h) Contracts. All rights of, and benefits accruing to, the Seller in and to all Contracts entered into by or on behalf of the Seller relating solely to the E&PA Business, including the Contracts listed on SCHEDULE 6.16 (the "ASSUMED CONTRACTS");

                           (i) Purchase Orders. All open purchase and sales orders relating solely to the E&PA Business (the "PURCHASE ORDERS");

                           (j) Bids and Quotations. All outstanding bids, quotations or proposals that have been submitted or made by or on behalf of the Seller to the extent relating to the E&PA Business;

                           (k) Purchased Intellectual Property. All rights, titles and interests in, to and under (i) the Listed Intellectual Property owned or controlled by the Seller primarily used or held for use in the operation of the E&PA Business and (ii) the Unlisted Intellectual Property owned or controlled by the Seller solely used or held for use in the operation of the E&PA Business (collectively, the "PURCHASED INTELLECTUAL PROPERTY");

                           (l) Permits. All Permits and similar rights obtained, issued or granted to or for the benefit of the Seller primarily used in the operation of the E&PA Business;

                           (m) Books and Records. Copies of all books and records, including all computerized books and records and all Contracts, files, documents, invoices, forms, correspondence, Tax records, customer and supplier records, promotional and advertising materials, technical data, operating records, operating manuals, instructional documents, employee files, accounting records (which such copies, in the case of accounting records maintained in electronic format, may be delivered in the form of access to the appropriate electronic database) and other printed or written materials, to the extent primarily used or held for use in the operation of the E&PA Business; provided, however, that the Seller shall provide the Buyer and its authorized agents and representatives access to the original versions of such accounting records on the terms and conditions as set forth in SECTION 10.1 of this Agreement and otherwise retain and not dispose of such accounting records and files other than as set forth in
         SECTION 8.4 of this Agreement;

                           (n) Insurance Rights. Any rights of every nature or description under or arising out of the Seller's Insurance Policies to the extent such rights relate solely to: (i) one or more Assumed Liabilities or (ii) the Purchased Assets to the extent that such rights are rights of the Seller in respect of the Purchased Assets and arise as a result of a loss or other event occurring between the date of this Agreement and the Closing Date; provided, however, that, without affecting any other rights of the Seller under this Agreement, the Seller is not responsible for paying or reimbursing the Buyer for any deductible related to any of the insurance rights described in this SECTION 2.1(n).

                           (o) Stock of Subsidiaries. All of the issued and outstanding shares of capital stock of each of PolyOne E.C. de Mexico, S.A. de C.V., PolyOne E.C. Servicios S.A. de C.V. and, subject to
         SECTION 2.3(b), all of the issued and outstanding ownership interest in PolyOne Elastomers & Performance Additives (Shanghai) Co., Ltd. (the "PURCHASED STOCK");

                           (p) Other Intangible Assets. All goodwill and similar intangible assets, including all income and payments due or payable at the Closing or thereafter (including damages and payments for past or future infringements or misappropriations thereof and the right to sue and recover for past infringement thereof), relating solely to the E&PA Business;

                           (q) Certain Rights. Except as set forth in SECTION 2.2(b), all rights, claims, privileges, security, escrow or similar deposits, rights to refunds, causes of action, choses in action, rights of recovery and rights of set-off, third-party indemnities, bonds, fidelity, surety, judgments, of any kind (including rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to or arising primarily from the operation of the E&PA Business, the Purchased Assets or the Assumed Liabilities (whether known or unknown, contingent or otherwise);

                           (r) Off Premise Fixed Assets. All tangible personal property and equipment (including, but not limited to, all furniture, fixtures, equipment, copiers, telephones and laptop computers, machinery and other tangible personal property) set forth on SCHEDULE 2.1(r);

                           (s) Certain U.K. Assets. All assets, properties, rights and interests used primarily in the U.K. Business and not set forth on SCHEDULE 2.2(d);

                           (t) Other Rights. All of the Seller's right, title and interest in and to all other assets, rights and claims of every kind and nature solely used or held for use in the operation of the E&PA Business, except for the Retained Assets; and

                           (u) Intercompany Obligations. All of the rights and interest of the Seller and its Affiliates (other than the Transferred Subsidiaries) in any obligation or liability (including indebtedness for borrowed money) owed by the E&PA Business and/or the Transferred Subsidiaries to the Seller and/or its Affiliates (other than the Transferred Subsidiaries) incurred on or prior to the Closing Date to the extent such obligations or liabilities have not been cancelled pursuant to SECTION 8.10.

                  2.2 RETAINED ASSETS. Notwithstanding anything in SECTION 2.1 to the contrary, the Purchased Assets exclude the following assets, properties, rights and interests (collectively, the "RETAINED ASSETS"), and the Buyer will in no way be construed to have purchased or acquired (or to be obligated to purchase or to acquire) any interest whatsoever in any of the Retained Assets:

                           (a) All Cash, except for any Cash held on the Closing Date by, or for the benefit of the E&PA Business by, any Transferred Subsidiary;

                           (b) All amounts resulting from any antitrust or price-fixing litigation, action, suit, claim, proceeding or investigation arising out of actions taken or not taken by suppliers of the E&PA Business or suppliers of the Seller prior to the Closing Date; it being understood that, without limiting the right of the Seller to control the prosecution or settlement of any such litigation, action, suit, claim, proceeding or investigation, the Seller shall not retain any right to receive any benefit from any changes in terms to the Buyer, its subsidiaries or the E&PA Business at any time after the Closing Date, whether or not such changes in terms result, directly or indirectly, from any litigation, action, suit, claim, proceeding, or investigation;

                           (c) All tangible assets and property (other than inventory specified in SECTION 2.1(f)), and rights and interests therein, of the Seller located at 2400 Bartlett Road, Wynne, Arkansas and 813 Burton Boulevard, DeForest, Wisconsin that are not listed on
         SCHEDULE 2.1(r);

                           (d) All assets, property, rights and interests therein of the Seller used in the U.K. Business that are listed on
         SCHEDULE 2.2(d);

                           (e) The Retained Trade Names;

                           (f) Any refund of Taxes attributable to any taxable period ending before the Closing Date or, with respect to a Straddle Period, attributable to the portion of such Straddle Period ending on and including the Closing Date, however generated, but excluding any refund to the extent received as a result of the carry back of a net operating or capital loss arising in any taxable period beginning after the Closing Date;

                           (g) All rights and interests of the Seller under (i) this Agreement and the Ancillary Agreements and (ii) any rights and interests of the Seller or any of its Subsidiaries under, or any tangible or intangible assets or property that are the subject of, the Services Agreement, the Supply Agreement, the Brand License Agreement, the Patent and Technology License, the PolyOne Receivable and the Transition Services Agreement, subject in the case of clause (ii) to the Buyer's rights under such agreements;

                           (h) The equipment set forth on SCHEDULE 2.2(h); and

                           (i) All rights, title and interest in, to and under any assets of the same nature as the categories of assets covered by SECTIONS 2.1(h), 2.1(i), 2.1(k)(ii), 2.1(n), 2.1(p) and 2.1(t) to the
         extent such assets are not Purchased Assets as defined in those sections.

                  2.3 NONASSIGNABLE ITEMS; STOCK OF CHINESE SUBSIDIARY.

                           (a) Notwithstanding anything in this Agreement to the contrary, this Agreement does not constitute an agreement to sell, transfer, assign, convey and deliver any Purchased Asset, including any Assumed Contract, Purchase Order or Permit, if an attempted sale, transfer, assignment, conveyance or sublease of such Purchased Asset is prohibited by the terms of any such Assumed Contract, Purchase Order or Permit or any other Contract governing any such Purchased Asset or by applicable Law without the consent of another Person ("NONASSIGNABLE ITEMS") unless and until such consent is given. To the extent permitted by applicable Law, in the event the relevant consents cannot be obtained, such Nonassignable Items will be held, as and from the Closing Date, by the Seller in trust for the Buyer and the covenants and obligations thereunder will be performed by the Buyer in the Seller's name and all benefits and obligations thereunder will be for the Buyer's account. The Seller shall take or cause to be taken, at the Buyer's expense, such action, in its name or otherwise as the Buyer may reasonably request so as to provide the Buyer with the benefits of the Nonassignable Items and to effect collection of money or other consideration to become due and payable under the Nonassignable Items, and the Seller shall promptly pay over to the Buyer all money or other consideration received in respect of all Nonassignable Items.

                           (b) Notwithstanding SECTION 2.1(o), the issued and outstanding ownership interest in PolyOne Elastomers & Performance Additives (Shanghai) Co., Ltd. (the "CHINESE STOCK") will not be transferred by the Seller to the Buyer until such time as the requisite consents to such transfer are received from the relevant Chinese Governmental Authorities (the "CHINESE CONSENTS"). If such consents are not obtained prior to the Closing Date, from and after the Closing Date and prior to the transfer of the Chinese Stock to the Buyer, the Seller shall hold the Chinese Stock in trust for, and operate PolyOne Elastomers & Performance Additives (Shanghai) Co., Ltd. in accordance with the direction of, and for the account of, the Buyer, all subject to the provisions of the Transition Services Agreement (which agreement will provide that (i) the Buyer shall indemnify and hold harmless the Seller for any loss or damage suffered by the Seller in connection with operating PolyOne Elastomers & Performance Additives (Shanghai) Co., Ltd. in accordance with the direction of the Buyer and (ii) if the Chinese Consents have not been received before October 31, 2004, the Buyer shall acquire M.A. Hanna Asia Holding Company, a Delaware corporation, from the Seller for $1.00.

                             ARTICLE 3: LIABILITIES

                  3.1 ASSUMED LIABILITIES. At the Closing and effective as of the Closing Date, the Buyer shall assume and become responsible for, and shall thereafter pay, perform and discharge as and when due, the following liabilities and obligations arising out of or relating to the E&PA Business (collectively, the "ASSUMED LIABILITIES"):

                           (a) Trade Accounts Payable. All liabilities and obligations for trade accounts payable to the extent reflected in the corresponding line item on the Working Capital Statement;

                           (b) Accrued Liabilities. All accrued liabilities as of the Closing Date, including salaries and wages payable (but not in excess of $1,353,000), gainsharing payable, and accrued vacation (excluding the Santa Fe Vacation), but specifically excluding incurred but not reported medical liabilities;

                           (c) Real Estate Leases. All liabilities and obligations arising out of or relating to the Leased Real Property to the extent that the Seller's rights thereunder are actually (with consent where required) assigned to the Buyer, provided that the Buyer is not assuming any obligations or liabilities arising prior to the Closing Date and to be performed or satisfied prior to the Closing Date, or for any breach or default under the real estate leases and the other Assumed Contracts related to the Leased Real Property outstanding at the time of the Closing, or resulting from any event occurring before the Closing Date, which with (i) the giving of a notice required to be delivered by such real estate lease or other Assumed Contract related to the Leased Real Property in order to constitute a breach or a default and/or (ii) the expiration of any relevant cure or notice period included in such real estate lease or Assumed Contract, or both, would result in a breach or default;

                           (d) Contracts. All liabilities and obligations arising out of or relating to the Purchase Orders and the Assumed Contracts to the extent that the Seller's rights thereunder are actually (with consent where required) assigned to the Buyer; provided, that the Buyer is not assuming any obligations or liabilities arising prior to the Closing Date and to be performed or satisfied prior to the Closing Date, or for any breach or default under the Assumed Contracts or Purchase Orders outstanding at the time of the Closing, or resulting from any event occurring before the Closing Date, which with (i) the giving of a notice required to be delivered by such Purchase Order or Assumed Contract in order to constitute a breach or a default and/or
         (ii) the expiration of any relevant cure or notice period included in such Purchase Order or Assumed Contract, or both, would result in a breach or default;

                           (e) Employee Liabilities. All liabilities and obligations arising out of or relating to (i) the employment of the Transferred Employees after the Closing Date and accrued compensation and vacation with respect to the Transferred Employees (other than the Santa Fe Vacation, which will be paid within 15 business days of the Closing Date by the Seller), except, in all cases, for those liabilities and obligations to be retained by the Seller or paid by the Seller pursuant to ARTICLE 10 of this Agreement;

                           (f) Workers' Compensation Claims. All liabilities and obligations arising out of or relating to workers' compensation claims asserted by any Transferred Employee relating to accidents or incidents occurring on or after the Closing Date, including any occupational disease losses and any recurrences of any prior injuries, and all liabilities and obligations arising out of or relating to claims (other than those arising out of or relating to such workers' compensation claims) asserted by any Transferred Employee on or after the Closing Date;

                           (g) Warranty Claims. All liabilities and obligations (other than liabilities in respect of litigation set forth on SCHEDULE 6.13) arising out of or relating to products delivered, manufactured or sold or services performed by the E&PA Business for product warranties, product recalls, refunds or sales returns, repair or replacement and all performance guarantees and similar obligations (collectively, "WARRANTY CLAIMS"), regardless of whether such liabilities and obligations arise out of or relate to periods or events occurring before or after the Closing Date;

                           (h) Product Liability. All liabilities and obligations (other than liabilities in respect of litigation set forth on SCHEDULE 6.13) arising out of or relating to personal or bodily injury (including death) or property damage (collectively, "PRODUCT LIABILITY CLAIMS") relating to any products delivered, manufactured or sold or services performed by the E&PA Business on or after the Closing Date;

                           (i) Taxes. All liabilities and obligations for Taxes relating to the E&PA Business or the Purchased Assets attributable to any taxable period beginning after the Closing Date or, with respect to any taxable period that begins before the Closing Date and ends after the Closing Date (a "STRADDLE PERIOD"), the portion of such taxable period that begins immediately after the Closing Date (including liabilities for Taxes allocated to the Buyer pursuant to SECTIONS 4.4,
         SECTION 4.5 and 10.2 of this Agreement);

                           (j) Environmental Liability. All liabilities and obligations relating to the ownership or operation of the Purchased Assets, the Owned Real Property or the Leased Real Property arising under Environmental Laws, but only to the extent that such liabilities and obligations arise from (i) environmental circumstances or conditions first occurring on or after the Closing Date; (ii) acts or omissions of the Buyer other than those acts or omissions that contribute to environmental conditions that are covered by clause (iii) of this paragraph; (iii) environmental conditions existing on the Closing Date, but only if, and to the extent that, the Buyer has contributed after the Closing Date to the environmental condition giving rise to such liabilities or obligations (it being understood that, for the avoidance of doubt, in such case, (A) the Buyer will only assume the liabilities or obligations resulting from the Buyer's contribution after the Closing Date to such environmental condition, and (B) the mere discovery and/or the remediation with due care of any such environmental condition or liability by the Buyer will not be deemed to be a contribution to such environmental condition or liability); and (iv) any amendment to, or change in the interpretation of, any Environmental Law, or any environmental circumstance or condition in existence on the Closing Date, but only to the extent that such amendment or change in interpretation does not require remediation or further remediation of property on account of any environmental condition or circumstance existing on the Closing Date; and

                           (k) Post-Closing Liability. All other liabilities and obligations arising out of or relating to the E&PA Business to the extent such liabilities and obligations arise out of or relate to periods beginning on or after the Closing Date.

                  3.2 RETAINED LIABILITIES. Notwithstanding any other provision of this Agreement, other than the Assumed Liabilities, the Seller shall retain, and the Buyer shall not assume, any liability or obligation of the Seller arising out of or relating to the E&PA Business or otherwise (collectively, the "RETAINED LIABILITIES"). No assumption by the Buyer of any of the Assumed Liabilities will relieve or be deemed to relieve the Seller from any obligation or liability under this Agreement with respect to any representations or warranties made by any of them to the Buyer. Without limiting the immediately two preceding sentences, the Retained Liabilities include, but are not limited to, all of the Seller's liability or obligations in the following, all of which will be retained, paid, performed and discharged when due by the Seller:

                           (a) All liabilities and obligations for Taxes relating to the E&PA Business or the Purchased Assets attributable to any taxable period ending before the Closing Date or, with respect to a Straddle Period, the portion of such Straddle Period ending on and including the Closing Date (including liabilities for Taxes allocated to the Seller pursuant to SECTIONS 4.4, 4.5 and 10.2 of this Agreement);

                           (b) All liabilities and obligations of the Seller and its Subsidiaries relating to the ownership or operation of the Purchased Assets, the Owned Real Property or the Leased Real Property arising under Environmental Laws not expressly assumed by the Buyer pursuant to this Agreement, including, in any case, liabilities and obligations to the extent associated with or arising from (i) disposal of Hazardous Material at the Bumpass Cove Landfill, and (ii) soil and groundwater contamination arising from historical operation and use of underground and aboveground storage tanks and associated piping and dispensers at 150 South Connell Avenue, Dyersburg, Tennessee;

                           (c) All liabilities and obligations of the Seller arising out of any litigation, action, suit, claim, arbitration, proceeding, inquiry or investigation by any Person or arbitration, administrative proceeding or other proceeding by or before any Governmental Authority (including, without limitation, those listed or required to be listed on SCHEDULE 6.13) relating to the Seller, the Transferred Subsidiaries or the operation or business practices in respect of the E&PA Business prior to the Closing Date, in each case if and to the extent such suit, claim, arbitration, proceeding, inquiry investigation, administrative proceeding or other proceeding exists as of the Closing Date;

                           (d) All liabilities and obligations arising out of the intentional misconduct or negligent acts or omissions of the Seller or any of its directors, equity holders, officers, or employees;

                           (e) All liabilities and obligations arising out of the failure of the Seller to comply prior to the Closing Date with any and all applicable Laws and Orders (including, without limitation, in respect of (i) any direct or indirect use of any funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) any of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or (iv) any direct or indirect bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee);

                           (f) All liabilities and obligations of the Seller under this Agreement or any of the Ancillary Agreements;

                           (g) All liabilities of the Seller and its Subsidiaries relating to any restructuring initiatives, employee separation and/or plant phaseout that occurred prior to the Closing Date with respect to the E&PA Business, including, without limitation, any liabilities for severance benefits, employee outplacement, external consulting, lease termination, facility closing and/or similar costs, except for the Buyer's obligations to the Seller with regard to severance benefits under SECTION 10.3(a);

                           (h) All liabilities and obligations (including premium adjustments, audits and collateral requirements) related to the Seller's insurance policies and self-insurance programs covering the Purchased Assets;

                           (i) All liabilities and obligations related to the roofing business previously conducted by the Seller through the E&PA Business;

                           (j) All liabilities relating to or arising out of the Retained Assets;

                           (k) All liabilities and obligations relating to or arising under any Employee Plan, except as set forth in SECTION 10.3; and

                           (l) All incurred but not reported medical liabilities arising out of or relating to the E&PA Business.

                           ARTICLE 4: PURCHASE PRICE

                  4.1 PAYMENT OF PURCHASE PRICE. At the Closing, the Buyer shall pay or cause to be paid to the Seller an amount equal to $120,000,000 and increased by an amount equal to any Cash held by, or for the benefit of the E&PA Business by, any Transferred Subsidiary, and not retained by the Seller, on the Closing Date (the "INITIAL PURCHASE PRICE"), $14,000,000 of which will be paid in the form of a subordinated promissory note issued by Buyer in substantially the form attached as EXHIBIT A (the "SUBORDINATED PROMISSORY NOTE") and the balance of which will be paid in cash by wire transfer of immediately available funds to an account designated in writing by the Seller. The Assumed Liabilities, together with any amounts paid pursuant to SECTION 4.2 and the Initial Purchase Price, are referred to in this Agreement as the "PURCHASE PRICE." At the Closing, the Seller shall pay the Management Bonuses that are due on the Closing Date in the amounts and to the Persons set forth on SCHEDULE 4.1, and thereafter, at the Buyer's option, the Seller shall, or shall provide to the Buyer the cash amounts needed to pay and thereafter the Buyer shall, pay any remaining Management Bonuses that come due after Closing at the time that such Management Bonuses are required to be paid as set forth on SCHEDULE 4.1.

                  4.2 PURCHASE PRICE ADJUSTMENT.

                           (a) Estimated Working Capital. Within five business days prior to the Closing Date, the Seller, after having consulted in good faith with the Buyer, shall deliver to the Buyer a good faith estimate of the Closing Net Working Capital which estimate will be prepared in a manner consistent with the standards required for SECTION 4.2(b) (such estimate, the "ESTIMATED NET WORKING CAPITAL"). If the Estimated Net Working Capital is less than $39,500,000, the cash portion of the Purchase Price will be reduced by an amount equal to the difference between (i) $39,500,000 and (ii) the Estimated Net

         Working Capital, subject to further adjustment as set forth in this
         SECTION 4.2. If the Estimated Net Working Capital is greater than $41,800,000, the cash portion of the Purchase Price will be increased by an amount equal to the difference between the Estimated Net Working Capital and $41,800,000, which amount will be paid by the Buyer, within 30 days following the Seller's delivery of the Estimated Net Working Capital to the Buyer, by wire transfer of immediately available funds to an account designated in writing by the Seller and will be subject to further adjustment as set forth in this SECTION 4.2. If the Estimated Net Working Capital is greater than $39,500,000, but less than $41,800,000, the cash portion of the Purchase Price will not be reduced, but may be further adjusted as set forth in this SECTION 4.2. The cash portion of the Purchase Price as adjusted pursuant to this
         SECTION 4.2(a) is sometimes referred to herein as the "PRELIMINARY CASH PORTION."

                           (b) Working Capital Statement. Within 90 days after the Closing Date, the Buyer shall cause to be prepared and delivered to the Seller a statement of the Closing Net Working Capital as of the close of business on the date immediately preceding the Closing Date (the "WORKING CAPITAL STATEMENT"). The Working Capital Statement is to be prepared in a manner consistent with past practice and as set forth on SCHEDULE 4.2.

                           (c) Within 30 days following receipt by the Seller of the Working Capital Statement, the Seller shall deliver written notice to the Buyer of any dispute it has with respect to the preparation or content of the Working Capital Statement, which dispute will be based solely on the failure to comply with the standards set forth in SECTION 4.2(b) and SCHEDULE 4.2, and a description in reasonable detail of the basis therefor. If the Seller does not notify the Buyer of a dispute with respect to the Working Capital Statement within such 30-day period, such Working Capital Statement will be final, conclusive and binding on the parties. In the event of such notification of a dispute, the Seller and the Buyer shall negotiate in good faith to resolve such dispute. If the Seller and the Buyer, notwithstanding such good faith effort, fail to resolve such dispute within 30 days after the Seller advises the Buyer of its objections, then the Seller and the Buyer jointly shall engage the firm of PriceWaterhouseCoopers (or such other firm as mutually agreed to by the Seller and the Buyer) (the "ARBITRATION FIRM") to resolve such dispute. As promptly as practicable thereafter, the Seller and the Buyer shall each prepare and submit a written presentation to the Arbitration Firm. The Seller and the Buyer shall use commercially reasonable efforts to cause the Arbitration Firm to resolve such dispute on the basis of the standards set forth in
         SECTION 4.2(b) and on SCHEDULE 4.2, and based on the presentations submitted to it. Within 30 days after the Seller and the Buyer have submitted their presentations to the Arbitration Firm, the Arbitration Firm shall deliver a written report resolving such dispute. In resolving such dispute, the Arbitration Firm shall limit its review to the disputes initially identified in reasonable detail by the Seller in the aforementioned notice (and the determinations of the Arbitration Firm will either be fully in favor of the presentation submitted by the Buyer or fully in favor of the presentation submitted by the Seller (based on the Arbitration Firm's determination of which presentation is the most accurate and correct of the presentations submitted)), and all other items included in the Working Capital Statement that are not identified in reasonable detail by the Seller as disputed items in such notice will be final and binding upon the parties. Notwithstanding the provisions in SECTION 13.1, the losing party in any dispute resolved by the Arbitration Firm shall pay the fees and expenses of the Arbitration Firm. All determinations made by the Arbitration Firm will be final, conclusive and binding on the parties.

                           (d) Access. For purposes of complying with the terms set forth in this SECTION 4.2, each party shall cooperate with and make available to the Arbitration Firm, the other party and their respective officers, employees and authorized representatives and agents all information, records, data and working papers, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Working Capital Statement and the resolution of any disputes relating to the Working Capital Statement.

                           (e) Adjustments to Purchase Price; Payment of Adjustment. The final cash portion of the Purchase Price (the "FINAL CASH PORTION") will be determined, and any final adjustment will be paid, as follows:

                                 (i) If the Closing Net Working Capital (as
                  determined pursuant to SECTION 4.2(c)) is less than $39,500,000, then the Final Cash Portion will be deemed to be fixed at an amount equal to $106,000,000 less an amount equal to the difference between $39,500,000 and the Closing Net Working Capital.

                                 (ii) If the Closing Net Working Capital (as
                  determined pursuant to SECTION 4.2(c)) is greater than $39,500,000 but less than $41,800,000, then the Final Cash Portion will be deemed to be fixed at an amount equal to $106,000,000.

                                 (iii) If the Closing Net Working Capital (as
                  determined pursuant to SECTION 4.2(c)) is greater than $41,800,000, then the Final Cash Portion will be deemed to be fixed at an amount equal to $106,000,000 plus an amount equal to the difference between the Closing Net Working Capital and $41,800,000.

                                 (iv) If the Final Cash Portion is less than the
                  Preliminary Cash Portion, the Seller shall pay to the Buyer, by wire transfer of immediately available funds to an account designated in writing by the Buyer, an amount in cash equal to the difference between the Preliminary Cash Portion and the Final Cash Portion. The Seller shall make such payment within five business days from the date on which the Closing Net Working Capital is finally determined. If the Final Cash Portion is greater than the Preliminary Cash Portion, the Buyer shall pay to the Seller, by wire transfer of immediately available funds to an account designated in writing by the Seller, an amount in cash equal to the difference between the Final Cash Portion and the Preliminary Cash Portion. The Buyer shall make such payment within five business days from the date on which the Closing Net Working Capital is finally determined.

                           (f) Any payment required to be made by the Buyer or the Seller pursuant to SECTION 4.2(f) will bear interest from the Closing Date through the date of payment at the interest rate per annum equal to 3.75%.

                  4.3 ALLOCATION OF PURCHASE PRICE.

                           (a) The Purchase Price (including the Assumed Liabilities) will be allocated among each of the Transferred Subsidiaries and the Purchased Assets (other than the Transferred Subsidiaries) in accordance with SCHEDULE 4.3 attached hereto. The allocation on SCHEDULE 4.3 is to be adjusted to the extent the Seller and the Buyer mutually agree that such an adjustment is necessary to reflect the fair market values of the Transferred Subsidiaries and the Purchased Assets (other than the Transferred Subsidiaries) as of the Closing Date.

                           (b) Notwithstanding anything to the contrary in this Agreement, the Seller and the Buyer agree to allocate the portion of the aggregate Purchase Price (including the Assumed Liabilities) allocated to the Purchased Assets (other than the Transferred Subsidiaries) under SECTION 4.3(a) in conformance with SCHEDULE 4.3 and in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate). The Seller and the Buyer agree that the Buyer shall prepare and provide to the Seller a draft allocation of the Purchase Price among the Purchased Assets (other than the Transferred Subsidiaries) within 150 days after the Closing Date. The Seller shall notify the Buyer within 30 days of receipt of such draft allocation of any objection the Seller may have thereto. The Seller and the Buyer agree to resolve any disagreement with respect to such allocation in good faith. If the Seller and the Buyer, notwithstanding such good faith effort, fail to resolve such disagreement within 30 days after the Seller advises the Buyer of its objections, then the Seller and the Buyer jointly shall engage the Arbitration Firm to resolve such dispute in a manner consistent with the procedures set forth in SECTION 4.2(c).

                           (c) The Seller and the Buyer shall adhere to, and shall be bound by, the allocations determined pursuant to this SECTION
         4.3 for U.S. federal income tax purposes and shall take no position contrary to such allocations unless required to do so by applicable Tax law.

                  4.4 ALLOCATION OF TAXES OTHER THAN INCOME TAXES. Taxes attributable to any Straddle Period will be apportioned between the Seller and the Buyer as follows: (i) in the case of Taxes other than Taxes imposed on or measured by income or profits ("INCOME TAXES"), sales and use and withholding Taxes, on a per diem basis, and (ii) except as otherwise set forth in SECTION 10.2, in the case of sales and use and withholding Taxes, as determined from the books and records of the Seller and the Transferred Subsidiaries as though the taxable year of the Seller and the Transferred Subsidiaries terminated at the close of business on the Closing Date. The Seller shall be liable for Taxes with respect to the E&PA Business (including Taxes with respect to the Transferred Subsidiaries) that are attributable to the portion of the Straddle Period ending on and including the Closing Date and the Buyer shall be liable for Taxes with respect to the E&PA Business (including Taxes with respect to the Transferred Subsidiaries) that are attributable to the portion of the Straddle Period beginning on the day following the Closing Date.

                  4.5 ALLOCATION OF INCOME TAXES. Income Taxes with respect to the E&PA Business (including such taxes with respect to the Transferred Subsidiaries) attributable to a

Straddle Period will be apportioned between the Seller and the Buyer as determined from the books and records of the Seller and the Transferred Subsidiaries as though the taxable year of the Seller and the Transferred Subsidiaries terminated at the close of business on the Closing Date. The Seller shall be liable for income taxes with respect to the E&PA Business (including income taxes with respect to the Transferred Subsidiaries) that are attributable to the portion of the Straddle Period ending on and including the Closing Date and the Buyer shall be liable for income taxes with respect to the E&PA Business (including income taxes with respect to the Transferred Subsidiaries) that are attributable to the portion of the Straddle Period beginning on the day following the Closing Date.

                    ARTICLE 5: CLOSING AND CLOSING DELIVERIES

                  5.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, or such other location as the Buyer and the Seller agree, on the second business day following the day on which the last of the conditions set forth in ARTICLE 9 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) have been fulfilled, satisfied or waived, or at such other time as the Buyer and the Seller shall agree (the "CLOSING DATE"). All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

                  5.2 DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer the following items:

                           (a) Limited or special warranty deeds (or their equivalent) duly executed by the Seller conveying the Owned Real Property to the Buyer;

                           (b) A bill of sale and instrument of assignment and assumption, in substantially the form attached hereto as EXHIBIT B, and such other duly executed deeds, assignments and other instruments of transfer relating to the Purchased Assets (including separate assignment and assumption agreements for each real estate lease) in form and substance reasonably satisfactory to the Buyer, in each case duly executed by the Seller evidencing the assignment of the Purchased Assets (other than the Owned Real Property) to the Buyer;

                           (c) Appropriate termination statements under the Uniform Commercial Code and other instruments to extinguish all security interests other than Permitted Liens related to the Purchased Assets, in form and substance reasonably satisfactory to the Buyer;

                           (d) Evidence reasonably satisfactory to the Buyer that the Seller has obtained the Consents listed on SCHEDULE 5.2(d);

                           (e) Assignment agreements, in substantially the form attached hereto at EXHIBIT C, relating to the transfer of the Purchased Intellectual Property listed on

         SCHEDULE 6.12(a) (the "PURCHASED INTELLECTUAL PROPERTY ASSIGNMENT"), duly executed by the Seller;

                           (f) A certificate of the Secretary of the Seller, in the form set forth in Treasury Regulation Section
         1.1445-2(b)(2)(iv)(b), certifying that the Seller is not a foreign person;

                           (g) A non-competition agreement, in substantially the form attached hereto as EXHIBIT D (the "SELLER NON-COMPETITION AGREEMENT"), duly executed by the Seller;

                           (h) A supply agreement, based substantially upon the terms set forth on EXHIBIT E and otherwise on terms, and subject to conditions, mutually acceptable to the Buyer and the Seller (the "SUPPLY AGREEMENT"), duly executed by the Seller;

                           (i) A transition services agreement, in substantially the form attached hereto as EXHIBIT F and otherwise on terms, and subject to conditions, mutually acceptable to the Buyer and the Seller (the "TRANSITION SERVICES AGREEMENT"), duly executed by the Seller;

                           (j) (i) Stock certificates representing the Purchased Stock with duly executed stock powers attached in proper form for transfer to the Buyer, (ii) the Mexican Stock Purchase Agreements and
         (iii) any other documents acceptable to the Buyer that are necessary to transfer to the Buyer title to the Purchased Stock;

                           (k) Certified copies, or the original, if such original is reasonably available, of the Certificate of Incorporation, and the Bylaws, or comparable governing documents, of each of the Transferred Subsidiaries (the "TRANSFERRED SUBSIDIARIES' GOVERNING DOCUMENTS"), certified by either a Mexican public notary or an officer of the Seller, as applicable;

                           (l) The original corporate record books and stock transfer books, or comparable record books, for each of the Transferred Subsidiaries;

                           (m) A certificate from an officer of the Seller, given by him or her on behalf of the Seller and not in his or her individual capacity, to the effect that the conditions set forth in SECTIONS 9.2(a) and 9.2(b) have been satisfied;

                           (n) A non-exclusive brand license agreement, in substantially the form attached hereto as EXHIBIT G (the "BRAND LICENSE AGREEMENT"), duly executed by the Seller;

                           (o) A good standing certificate (to the extent such concept is applicable) issued by the Secretary of State or similar Governmental Authority of the state or place of incorporation, and dated as of a date no more than 15 days prior to the Closing Date, for the Seller;

                           (p) A legal opinion by the Seller's counsel in substantially the form of EXHIBIT H;

                           (q) A confidentiality agreement, in substantially the form attached hereto as EXHIBIT I (the "SELLER CONFIDENTIALITY AGREEMENT"), duly executed by the Seller;

                           (r) Copies of resolutions of the Board of Directors of the Seller approving the execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, in each case certified by an authorized officer of the Seller or one of the Transferred Subsidiaries, as the case may be; and

                           (s) The PolyOne Receivable, in substantially the form attached hereto as EXHIBIT J;

                           (t) An information technology and long-term services agreement, based substantially upon the terms set forth on EXHIBIT K and otherwise on terms, and subject to conditions, mutually acceptable to the Buyer and the Seller (the "SERVICES AGREEMENT"), duly executed by the Seller;

                           (u) A patent and technology license agreement, in substantially the form attached hereto as EXHIBIT L (the "PATENT AND TECHNOLOGY LICENSE"), duly executed by the Seller; and

                           (v) Such other documents as the Buyer or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

Simultaneously with the delivery of the foregoing items, the Seller shall take all such steps as may reasonably be required to put the Buyer in actual possession and operating control of the Purchased Assets.

                  5.3 DELIVERIES BY THE BUYER. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller the following items:

                           (a) The cash portion of the Initial Purchase Price, payable as set forth in SECTION 4.1, as adjusted by SECTION 4.2;

                           (b) The Subordinated Promissory Note, duly executed by the Buyer;

                           (c) A bill of sale and instrument of assignment and assumption, in substantially the form attached hereto as EXHIBIT B, duly executed by the Buyer evidencing the assumption of the Assumed Liabilities by the Buyer;

                           (d) A receipt, in substantially the form attached hereto as EXHIBIT M, evidencing the Buyer's receipt of the Purchased Assets, duly executed by the Buyer;

                           (e) A confidentiality agreement, in substantially the form attached hereto as EXHIBIT N (the "BUYER CONFIDENTIALITY AGREEMENT"), duly executed by the Buyer;

                           (f) The Supply Agreement, duly executed by the Buyer;

                           (g) Copies of certificates or similar documents required by applicable Law evidencing the Tax exempt nature of the Buyer's purchase of any Purchased Assets for which the Buyer is not remitting sales Tax;

                           (h) Copies of resolutions of the Board of Directors of the Buyer approving the execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, certified by an officer of the Buyer;

                           (i) A certificate from an officer of the Buyer, given by him or her on behalf of the Buyer and not in his or her individual capacity, to the effect that the conditions set forth in SECTION 9.3(a) and 9.3(b) have been satisfied;

                           (j) A good standing certificate issued by the Secretary of State of the State of Delaware and dated as of a date no more than 15 days prior to the Closing Date for the Buyer;

                           (k) A legal opinion by the Buyer's counsel in substantially the form of EXHIBIT o;

                           (l) The Services Agreement, duly executed by the Buyer;

                           (m) The Mexican Stock Purchase Agreements;

                           (n) The Patent and Technology License, duly executed by the Buyer; and

                           (o) Such other documents as the Seller or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

                  5.4 DELIVERIES BY MANAGEMENT. At the Closing and at any time that the Seller delivers an update to the Disclosure Schedules as contemplated by SECTION 13.8, each of the individuals listed on SCHEDULE 5.4 (collectively, "MANAGEMENT"), shall deliver or cause to be delivered to the Seller a certificate, in substantially the form attached hereto as EXHIBIT P, dated as of the Closing Date and duly executed by such individual.

             ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller represents and warrants to the Buyer as follows:

                  6.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which the property owned, leased or operated by it in connection with the E&PA Business, or the nature of the E&PA Business conducted by it, makes such qualification necessary, except for such jurisdictions in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Each of PolyOne Controladora, S.A. de C.V., PolyOne de Mexico, S.A. de C.V., PolyOne E.C. de Mexico, S.A. de C.V. and PolyOne E.C. Servicios S.A. de C.V. is duly organized and validly existing under the laws of the United Mexican States and has been duly organized as a variable stock corporation and is validly existing in each other jurisdiction in which the property owned or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. PolyOne Elastomers & Performance Additives (Shanghai) Co., Ltd. is a duly organized limited liability company validly existing under the laws of the People's Republic of China with a business license (No. 0413163) issued by the Shanghai Administration of Industry and Commerce and is validly existing in each other jurisdiction in which the property owned or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

                  6.2 CAPITALIZATION. The Seller, PolyOne Controladora, S.A. de C.V. or PolyOne de Mexico, S.A. de C.V. is the only holder of equity interests, equity rights, profit participation rights, or similar rights in the Transferred Subsidiaries. PolyOne E.C. de Mexico, S.A. de C.V. has an authorized capitalization consisting of a minimum fixed capital of 50,000 pesos and variable capital of 144,356,718 pesos, all of which has been validly issued and is fully subscribed and paid. PolyOne E.C. Servicios S.A. de C.V. has an authorized capitalization consisting of a minimum fixed capital of 50,000 pesos and variable capital of 487,017 pesos, all of which has been validly issued and is fully subscribed and paid. PolyOne Elastomers & Performance Additives (Shanghai) Co., Ltd. has a registered capital of $529,000, of which $125,000 has been fully paid. Except as set forth on SCHEDULE 6.2, there are no outstanding warrants, rights, calls or obligations on either of PolyOne E.C. de Mexico, S.A. de C.V. and PolyOne E.C. Servicios S.A. de C.V. to issue any additional shares of its capital stock. Except as set forth on SCHEDULE 6.2, there are no outstanding warrants, rights, calls or obligations on PolyOne Elastomers & Performance Additives (Shanghai) Co., Ltd. to alter the registered capital. The Purchased Stock represents the only issued and outstanding shares of capital stock or the outstanding ownership interest, as applicable, of the Transferred Subsidiaries. Except as set forth on SCHEDULE 6.2, there are no agreements, commitments or contracts relating to the issuance, sale, transfer or voting of any equity securities or other securities of the Transferred Subsidiaries.

                  6.3 POWER AND AUTHORITY TO CONDUCT THE E&PA BUSINESS. The Seller has the corporate power and authority to (a) own, operate and lease the Purchased Assets and (b) carry on the E&PA Business as currently conducted. Each of PolyOne E.C. de Mexico, S.A. de C.V. and PolyOne E.C. Servicios S.A. de C.V. has the corporate power and authority to own, operate and lease its assets and carry on its business as currently conducted. PolyOne Elastomers & Performance Additives (Shanghai) Co., Ltd. has the limited liability company power and authority to own and operate its assets and carry on its business as set forth in the scope of business in its business license as currently conducted.

                  6.4 AUTHORITY; DUE EXECUTION AND DELIVERY; VALIDITY AND ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and shareholder action on the part of the Seller and the Transferred Subsidiaries and the Seller has the corporate power and capacity to execute and deliver this Agreement and the Ancillary Agreements and consummate the transactions hereby and thereby, including the sale, assignment, transfer and conveyance of the Purchased Assets pursuant to this Agreement. No further corporate or stockholder action on the part of the Seller and the Transferred Subsidiaries is necessary to authorize the execution, delivery and performance of this Agreement and the other Ancillary Agreements contemplated hereby by the Seller and the consummation of the transactions contemplated hereby and thereby. When executed and delivered by the Seller, this Agreement and the Ancillary Agreements will constitute the valid and legally binding obligations of the Seller enforceable against it in accordance with their terms, except to the extent that their enforceability may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "GENERAL ENFORCEABILITY EXCEPTIONS").

                  6.5 NO CONFLICT. Except as set forth on SCHEDULE 6.5, neither the execution and delivery of this Agreement or the Ancillary Agreements by the Seller, nor the performance by the Seller of its obligations hereunder or thereunder, will (a) violate or conflict with the Seller's Articles of Incorporation or Code of Regulations, the Transferred Subsidiaries' governing documents or, subject to the receipt of the Consents set forth on SCHEDULE 6.6, any applicable Law or Order, (b) violate, conflict with or result in a breach or termination of, or otherwise give any Person the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of, (i) subject to the receipt of the Consents set forth on
SCHEDULE 6.6, any Assumed Contract, (ii) any Contract attached as an exhibit pursuant to Item 601(b)(10) of Regulations S-K to Seller's latest Annual Report on Form 10-K or (iii) any Contract providing for the Seller's indebtedness for borrowed money or capital leases of which the Seller is the obligor, or (c) result in the creation or imposition of any Lien (other than Permitted Liens) with respect to any of the Purchased Assets.

                  6.6 FILINGS, NOTICES AND CONSENTS. Except as required under the HSR Act, as set forth on SCHEDULE 6.6, no filing with, notice to or consent, approval, authorization or other action of any Governmental Authority and no material notice to or consent, approval, authorization or other action of any third party (collectively, the "CONSENTS") is required in connection with the execution and delivery by the Seller of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

                  6.7 FINANCIAL STATEMENTS.

                           (a) SCHEDULE 6.7 attached hereto contains (i) the audited combined balance sheets as of December 31, 2003 and 2002 and the audited combined statements of operations and cash flows for the three years in the period ended December 31, 2003 for the E&PA Business, the audited balance sheets as of December 31, 2003 and the audited statements of operations and cash flows for the year ended December 31, 2003 for the E&PA Business (the "AUDITED DECEMBER FINANCIAL STATEMENTS," and together with the other audited balance sheets and audited statements of operations and cash flows in this clause (i) the "AUDITED FINANCIAL STATEMENTS"), (ii) the unaudited balance sheet as of April 30, 2004 and the unaudited statement of operations for the four-month period ended April 30, 2004 for the E&PA Business (collectively, the "UNAUDITED APRIL

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

         FINANCIAL STATEMENTS") and (iii) the unaudited balance sheet as of December 31, 2003 and the unaudited statement of operations for the year ended December 31, 2003 (collectively, the "UNAUDITED DECEMBER FINANCIAL STATEMENTS," and together with the Unaudited April Financial Statements, collectively, the "UNAUDITED FINANCIAL STATEMENTS," and, the Unaudited Financial Statements together with the Audited Financial Statements, collectively, the "FINANCIAL STATEMENTS"), in each case together with the notes and schedules thereto. At Closing, for the purposes of this SECTION 6.7, the Unaudited Financial Statements will be deemed to include (x) the unaudited statement of cash flows for the E&PA Business for (A) the four-month period ended April 30, 2004 and
         (B) the year ended December 31, 2003 and (y) the unaudited balance sheet as of June 30, 2004 and the unaudited statement of operations and the unaudited statement of cash flows for the six-month period ended June 30, 2004 for the E&PA Business, each of which will be provided by the Seller to the Buyer prior to the Closing Date.

                           (b) The Audited Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods, and the Financial Statements have been derived from the books and records of the Seller, except as set forth on SCHEDULE 6.7. The differences between the Unaudited December Financial Statements and the Audited December Financial Statements are set forth in (i) the footnotes to the Audited December Financial Statements and (ii) the Unaudited Financial Statements. The Unaudited April Financial Statements have been prepared on a basis consistent in all material respects with the Unaudited December Financial Statements. The Financial Statements fairly present in all material respects the financial condition of the E&PA Business at the date thereof and the related statements of income and cash flows fairly present in all material respects the results of the operations and cash flows of the E&PA Business for the periods indicated therein.

                  6.8 TAXES.

                           (a) The Transferred Subsidiaries have filed all material Tax Returns required to be filed on or before the Closing Date, and have paid all Taxes shown thereon as owing. Such Tax Returns are, and will be, true, correct and complete in all material respects.

                           (b) All material Taxes and Tax liabilities due by or with respect to the income, assets or operations of the Transferred Subsidiaries for all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date, have been or will, prior to the Closing, be timely paid in full or (x) with respect to taxable years or periods (or portions thereof) ending on or prior to December 31, 2003, accrued and fully provided for in accordance with GAAP on the Financial Statements and (y) with respect to taxable years or periods (or portions thereof) beginning after December 31, 2003, accrued on the books and records of the Seller as of the Closing Date in accordance with GAAP or other applicable non-U.S. accounting standards and to the extent not paid when due (i) with respect to Taxes due on or prior to the date hereof, disclosed in writing to Buyer prior to the date hereof and (ii) with respect to Taxes due after the date hereof, but on or prior to the Closing Date, disclosed in writing to the Buyer prior to the Closing Date.

                           (c) Except as set forth on SCHEDULE 6.8(c), no action, suit, proceeding or audit regarding Taxes has been commenced or is pending against the Transferred Subsidiaries or the Seller with respect to the E&PA Business.

                           (d) No Transferred Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (e) No Transferred Subsidiary is a party to any Tax allocation or sharing agreement.

                           (f) No written claim has ever been made by any taxing authority in a jurisdiction where any Transferred Subsidiary does not file Tax Returns that any Transferred Subsidiary is or may be subject to taxation by that jurisdiction.

                           (g) Except as set forth on SCHEDULE 6.8(g), none of the Transferred Subsidiaries has been a member of any "affiliated group," as defined in Section 1504(a) of the Code or the corresponding tax laws of any nation, state or locality, filing a "consolidated," "unitary" or "combined" Tax Return in the United States or any such foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

                           (h) None of the Transferred Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment after the Closing Date under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

                           (i) The Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

                  6.9 TITLE; ASSETS. The Seller or a Transferred Subsidiary has, and at the Closing will deliver to the Buyer, good and marketable fee simple title to the Owned Real Property (subject to the Permitted Liens), or valid and enforceable leasehold interests in and to the Leased Real Property, and good and valid title to all other Purchased Assets (subject to the Permitted Liens). The Seller's or any Transferred Subsidiary's title or interest, as the case may be, in the Purchased Assets is free and clear of all Liens other than (a) Liens for current (but not respread) Taxes, assessments, fees and other charges by Governmental Authorities that are not due and payable as of the Closing Date,
(b) those matters that are set forth on SCHEDULE 6.9, (c) any and all matters of record that do not materially adversely affect the use and value of the Owned Real Property or the Leased Real Property and (d) matters revealed by the existing surveys of the Owned Real Property, copies of which have been provided to the Buyer (collectively, the "PERMITTED LIENS"). All of the Purchased Assets, when considered as a whole, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the purposes for which such tangible Assets are being used, except for such failures to be in such operating condition and repair or such failures to be adequate for the purposes for which such Assets are being used as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  6.10 REAL PROPERTY.

                           (a) SCHEDULE 6.10 contains a complete and accurate list of all the Owned Real Property and Leased Real Property. The Owned Real Property and Leased Real Property listed on SCHEDULE 6.10 comprises all real property interests used or held for use in the conduct and operations of the E&PA Business as now conducted. All Leased Real Property is held under leases or subleases that are, in all material respects, valid instruments enforceable in accordance with their respective terms, except as limited by the General Enforceability Exceptions. The Seller has delivered to the Buyer true and complete copies of all leases, subleases and other documents pertaining to the Leased Real Property. All Owned Real Property and Leased Real Property is available for immediate use in the conduct and operations of the E&PA Business.

                           (b) With regard to the Owned Real Property, no Lien exists that prohibits the use of any of the Owned Real Property as it is currently being used. No written notice has been received by the Seller or a Transferred Subsidiary that any buildings, structures or appurtenances situated on any of the Owned Real Property, or the operation or maintenance thereof, violates any restrictive covenant or any provision of any Law or Order. There is no pending or, to the knowledge of the Seller, threatened condemnation, eminent domain or similar proceeding with respect to any Owned Real Property.

                           (c) With regard to each lease required to be set forth on SCHEDULE 6.10 and except as set forth thereon, such lease has not been modified, supplemented, amended or assigned; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and, except as set forth on SCHEDULE 6.10, there exists no default with respect to any material term or provision of such lease and, to the knowledge of the Seller, no event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default with respect to any material term or provision of such lease or other instruments relative to such lease (including any guaranty thereof), or would give rise to a right of termination of such lease or such other instruments. Neither the Seller nor any Transferred Subsidiary has received written notice that it has violated any of the terms or conditions under any such lease in any material respect, which violation remains uncured and, to the knowledge of the Seller, all of the material covenants to be performed have been fully performed. Each Leased Real Property is available for the purposes for which such property is currently being utilized and is required to be used under the terms of the applicable lease. The Seller has received no notice of any violation of applicable Laws relating to zoning, except as disclosed in the existing surveys of the Owned Real Property, copies of which have been provided to the Buyer. To the knowledge of the Seller, no lessor under any such lease is in material default.

                  6.11 NECESSARY PROPERTY. Except as set forth on SCHEDULE 6.11, the Purchased Assets, when transferred to the Buyer, will be (i) adequate and sufficient to permit the Buyer to conduct the E&PA Business as conducted by the Seller and the Transferred Subsidiaries immediately prior to the Closing Date and (ii) all of the assets material to the E&PA Business. Except for PolyOne Corporation U.K., Ltd. and M.A. Hanna Asia Holding Company, the Seller

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

and the Transferred Subsidiaries are the only entities through which the E&PA Business is conducted and all of the Purchased Assets used by the Seller to conduct the E&PA Business are owned or leased by the Seller or a Transferred Subsidiary.

                  6.12 INTELLECTUAL PROPERTY.

                           (a) SCHEDULE 6.12(a) identifies each and every U.S. and non-U.S. patent, patent application, registered trademark, registered copyright, Internet domain name, Universal Resource Locator ("URL"), application for registration of any of the foregoing or foreign equivalent or counterpart to any of the foregoing which is included in the Purchased Intellectual Property. Except as set forth on
         SCHEDULE 6.12(a), the Seller owns all right, title and interest in and to all Purchased Intellectual Property listed on SCHEDULE 6.12(a) free and clear of all Liens.

                           (b) Except as set forth on SCHEDULE 6.12(b), there is no claim pending or, to the knowledge of the Seller, threatened that
         (i) challenges the rights of the Seller in respect of, or the scope of, any of the Purchased Intellectual Property or is otherwise adverse to the use, registration, right to use, validity, enforceability or ownership of any of the Purchased Intellectual Property or (ii) asserts that the operation of the E&PA Business as conducted by the Seller is infringing, violates or misappropriates any Intellectual Property of any other Person. To the knowledge of the Seller, no Person is infringing upon the Purchased Intellectual Property and the operation of the E&PA Business as conducted by the Seller as of the date of this Agreement does not infringe upon, misappropriate or otherwise violate the valid Intellectual Property rights of any Person.

                           (c) SCHEDULE 6.12(c) sets forth each and every license or other agreement by which the E&PA Business (or the Seller or one of its Affiliates on its behalf) has obtained or acquired (e.g., as licensee) or granted (e.g., as licensor) rights under any Intellectual Property excluding click-wrap and shrink wrap software licenses, together with, except as set forth on SCHEDULE 6.12(c), the identity of the licensor and licensee, the type of rights licensed, and the Intellectual Property licensed. Each such agreement is a legal, valid and binding obligation of the Seller and the relevant other parties thereto, is in full force and effect and enforceable in accordance with the terms thereof and the transactions contemplated by this Agreement will not breach the terms thereof.

                           (d) The Purchased Intellectual Property and rights under licenses and agreements set forth on SCHEDULE 6.12(c), together with the Intellectual Property that is the subject of the Brand License Agreement, the Patent and Technology License, the Retained Trade Names, the Supply Agreement, the Services Agreement and the Transition Services Agreement, includes all Intellectual Property rights necessary or material to the conduct of the E&PA Business as and where conducted on the Closing Date and the E&PA Business does not use any Intellectual Property that is not Purchased Intellectual Property, licensed under an agreement listed on SCHEDULE 6.12(c) or that is the subject of the Brand License Agreement, the Patent and Technology License, the Retained Trade Names, the Supply Agreement, the Services Agreement and the Transition Services Agreement.

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

                           (e) To the knowledge of the Seller, each item of Purchased Intellectual Property listed on SCHEDULE 6.12(a), shown as registered, filed, issued or applied for, has been duly and validly registered in, filed in or issued by, the official governmental registrars and/or issuers (or officially recognized issuers) of patents, trademarks, copyrights or Internet domain names, in the various jurisdictions indicated therein. Except as set forth on
         SCHEDULE 6.12(e), each such registration, filing and/or issuance (i) has not been abandoned, canceled or otherwise compromised, (ii) has been maintained effective by all requisite filings, renewals and payments, and (iii) remains in full force and effect as of the Closing Date.

                           (f) To the knowledge of the Seller, the Seller, on behalf of the E&PA Business, has secured valid written assignments from all consultants, contractors and employees who contributed to the creation or development of Intellectual Property used in the E&PA Business, of the rights to such contributions that Seller does not already own by operation of law.

                           (g) The Seller, on behalf of the E&PA Business, has taken reasonable steps to protect and preserve the confidentiality of all trade secrets and other confidential information included in the Purchased Intellectual Property or licensed under the Patent and Technology License.

                  6.13 LITIGATION. Except as set forth on SCHEDULE 6.13, there exists no (a) litigation, action, suit, claim, proceeding or, to the Seller's knowledge, investigation, pending at Law or in equity, by any Person or (b) arbitration or administrative or other proceeding or inquiry by or before any Governmental Authority or, to the Seller's knowledge, threatened against the Seller or its Affiliates that (x) relates to the Purchased Assets or the E&PA Business (other than matters in which the potential liability of the Seller or the E&PA Business does not exceed $25,000 individually or $100,000 in the aggregate) or (y) could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement or any Ancillary Agreement. None of the Seller or any Transferred Subsidiary is a party to, subject to or in default under any Order of any Governmental Authority that relates to the E&PA Business, except for the effect of such Orders as could not reasonably be expected to have a Material Adverse Effect.

                  6.14 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 6.14, the Seller and the Transferred Subsidiaries are in compliance with all Laws and Orders applicable to the Purchased Assets and the E&PA Business, except for such noncompliance as could not reasonably be expected to have a Material Adverse Effect. The Seller has not received any written notice from any Governmental Authority that any violation of the foregoing is being alleged.

                  6.15 LABOR AND EMPLOYEE MATTERS.

                           (a) Except as set forth on SCHEDULE 6.15, (i) none of the Seller or any Transferred Subsidiary is a party to or bound by any union contract, collective bargaining agreement, employment contract, independent contractor agreement, consultation agreement or other similar type of contract in connection with the E&PA Business, (ii) none of the Seller or any Transferred Subsidiary has agreed to recognize any union or

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

         other collective bargaining unit in connection with the E&PA Business, and (iii) no union or collective bargaining unit has been certified as representing the employees of the Seller or any Transferred Subsidiary in connection with the E&PA Business and, to the knowledge of the Seller, no organizational attempt has been made or threatened by or on behalf of any labor union or collective bargaining unit with respect to any employees of the Seller or any Transferred Subsidiary employed in connection with the E&PA Business. On or prior to the date hereof, the Seller has provided the Buyer with a true and correct list of all employees of the Seller employed in the E&PA Business, specifying whether they are salaried or hourly; their annual salary or wage rate, target annual bonus and other compensation and benefits; their accrued vacation and paid time off; the location at which they work; whether they are subject to a collective bargaining agreement, and, if so, which agreement; whether they are employed solely or partially in connection with the E&PA Business (and, if partially, the percentage of their working hours spent in the E&PA Business) and indicating which such employees are on leave of absence, layoff, short-term disability, or long-term disability and, in the case of a leave of absence or disability, the date of commencement of such leave or onset of disability.

                           (b) Except as set forth on SCHEDULE 6.15, (i) no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is pending and no claim thereunder exists or, to the Seller's knowledge, is threatened with respect to the E&PA Business that could reasonably be expected to have a Material Adverse Effect; (ii) neither the Seller nor any of the Transferred Subsidiaries has any Equal Employment Opportunity Commission charges or other claim of employment discrimination pending or, to the Seller's knowledge, currently threatened against the E&PA Business that could reasonably be expected to have a Material Adverse Effect; (iii) there is no wage and hour department investigation pending, or to the Seller's knowledge, currently threatened with respect to the E&PA Business; (iv) during the last two years and without consideration of any action taken by the Buyer or any Transferred Subsidiary after the Closing Date, neither the Seller nor any of the Transferred Subsidiaries has effectuated: (A) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN ACT")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, in each case engaged in the manufacturing of the products of the type manufactured in the E&PA Business; or (B) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the E&PA Business; nor has the E&PA Business been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law; and (v) without consideration of any action taken by the Buyer or any Transferred Subsidiary after the Closing Date, none of the E&PA Business' employees has suffered an "employment loss" (as defined in the WARN Act) within 90 days prior to the date hereof.

                  6.16 CONTRACTS. SCHEDULE 6.16 sets forth an accurate and complete list, as of the date hereof, of the following Contracts regarding the E&PA Business to which the Seller and/or its Affiliates is a party or by which it or they are bound:

                           (a) Each Contract (or group of related Contracts) requiring payment in excess of $100,000 per year, except those that are terminable at the option of the Seller or its Subsidiaries, as applicable, upon thirty days' notice or less without penalty or further payment;

                           (b) Each Contract covering (i) the lease, purchase or service of tangible personal property to which the Seller is a party requiring payments in excess of $100,000 in the aggregate per year and
         (ii) each lease related to the Leased Real Property;

                           (c) Each Contract concerning a partnership, joint venture, strategic alliance, shareholder's agreement, tolling, co-marketing, co-promotion, joint development or similar arrangement;

                           (d) Each Contract granting or evidencing a Lien (other than a Permitted Lien) on any properties or assets of the E&PA Business;

                           (e) Each management, service, consulting, employment, severance or similar Contract requiring the payment of compensation to a Transferred Employee in excess of $50,000 in the aggregate (including bonuses) annually to which a Seller or its Affiliate is a party and any other management service, consulting, financial advisory or any other similar type of Contract and any Contract with any investment bank or commercial bank;

                           (f) Each Contract under which any amount has been advanced or loaned to any employees of the E&PA Business outside the Ordinary Course of Business;

                           (g) Each collective bargaining agreement;

                           (h) Each Contract with any manufacturer's representative, distributor or sales agent;

                           (i) Each Contract under which the Seller or an Affiliate agreed to restrict the E&PA Business' ability to compete in any market or geographic location;

                           (j) Each Contract involving, or relating to the making of, (i) a loan (other than accounts receivable from trade debtors in the Ordinary Course of Business) or advance to (other than travel and entertainment allowances to the employees of the E&PA Business extended in the Ordinary Course of Business), or investment in, any Person;

                           (k) Each Contract (x) relating to (i) any Assumed Liability or (ii) indebtedness for borrowed money or capitalized leases (including any guarantees of any such indebtedness) of the E&PA Business, other than, in each case, Contracts that when aggregated together do not exceed $100,000 or (y) relating to any indebtedness for borrowed money or capitalized leases (including any guarantees of any such indebtedness) of any Transferred Subsidiary;

                           (l) Each Contract (other than this Agreement and any agreement or instrument entered into pursuant to this Agreement) with
         (i) the Seller or any Affiliate of the Seller or (ii) any current or former officer or director of the E&PA Business;

                           (m) Each Contract (including letters of intent) involving the future disposition or acquisition of assets or properties included in the Purchased Assets or any merger, consolidation or similar business combination transaction related solely to the Transferred Subsidiaries, whether or not enforceable;

                           (n) Each material Contract involving any resolution or settlement within two years from the date hereof of any actual or threatened litigation, arbitration, claims or other dispute (or series of actual or threatened litigation, arbitration, claim or other disputes) related to the E&PA Business;

                           (o) Each Contract involving a non-solicitation, confidentiality, standstill or similar arrangement relating to the conduct of the E&PA Business or any related Intellectual Property;

                           (p) Each material warranty, service, and repurchase Contract relating to the conduct of the E&PA Business;

                           (q) Each Contract containing "earn out" or other deferred compensation arrangements relating to the conduct of the E&PA Business; and

                           (r) Each Contract in respect of the Purchased Stock or the Seller's and its Affiliates' investment in the Transferred Subsidiaries.

Except as indicated on SCHEDULE 6.16, the Seller has provided to the Buyer true and complete copies of the Assumed Contracts and any other Contract set forth on
SCHEDULE 6.16 (or required to be set forth on SCHEDULE 6.16), as amended to date. Each of the Assumed Contracts and the other Contracts set forth on
SCHEDULE 6.16 (or required to be set forth on SCHEDULE 6.16) is in full force and effect and constitutes a valid, binding and enforceable obligation of the Seller or its Affiliates, as applicable, and, to the knowledge of the Seller, each other party thereto, enforceable in accordance with its terms except as may be limited by the General Enforceability Exceptions, and (a) neither the Seller nor, to the Seller's knowledge, any other party thereto is in default under or in violation with respect to any material term or provision contained therein;
(b) no event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements) has occurred which, with notice or lapse of time or both, would constitute such a default or violation by the Seller or, to the Seller's knowledge, any other party thereto, thereunder; and (c) the Seller has not released any of its material rights thereunder. To the knowledge of the Seller, all of the covenants to be performed by any other party thereto have been fully performed in all material respects.

                  6.17 PERMITS. SCHEDULE 6.17 sets forth a complete and accurate list and description of all Permits (other than immaterial Permits but including all permits required under Environmental Laws) of any Governmental Authority held by the Seller or any Transferred Subsidiary and used or maintained by them in the conduct of the E&PA Business as currently conducted. Except as could not reasonably be expected to have a Material Adverse Effect, the E&PA Business and the Transferred Subsidiaries have obtained, and are in compliance with, all Permits required to operate the E&PA Business under applicable Laws (including such Permits required under Environmental Laws). To the Seller's knowledge, there is no pending or threatened termination, expiration or revocation of any such Permits. There are no facts, circumstances, or conditions existing on the Closing Date relating to such Permits that would prevent such Permits from being transferred to the Buyer or renewed upon expiration in the Ordinary Course of Business and without material expense to the Buyer.

                  6.18 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE
6.18 (which matters are Retained Liabilities),

                           (a) The E&PA Business has been and is being operated in material compliance with all applicable Environmental Laws;

                           (b) To the actual knowledge of the Seller without any inquiry, there are no facts, circumstances or conditions relating to the past or present operation of the E&PA Business or the Transferred Subsidiaries, or to the ownership or use of the Purchased Assets (including the disposal of any wastes, hazardous substances or other materials), that could reasonably be expected to give rise to any claim, proceeding or action, or to any liability, under Environmental Laws.

                           (c) There has been no material Release of any Hazardous Material on, under or from the Owned Real Property or Leased Real Property in violation of any Environmental Law;

                           (d) None of the Seller and the Transferred
         Subsidiaries, with respect to the Purchased Assets, has (i) received notice under the citizen suit provisions of any Environmental Law; (ii) received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim under any Environmental Law; or (iii) been subject to or threatened in writing with any governmental or citizen enforcement action with respect to any Environmental Law;

                           (e) With respect to the Purchased Assets, none of the Seller and the Transferred Subsidiaries is conducting any investigation or other response or corrective action under any Environmental Law, nor is it obligated under any Order to conduct such investigation or other corrective or remedial action; and

                           (f) None of the Owned Real Property or the Leased Real Property is (i) listed or proposed for listing on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated under CERCLA, or (iii) listed on any comparable list promulgated or published by an Governmental Authority (including any such list relating to gasoline or petroleum or oil). No Lien has been recorded under any Environmental Law with respect to any of the Owned Real Property and the Leased Real Property or any other Purchased Assets.

                  6.19 EMPLOYEE BENEFITS.

                           (a) SCHEDULE 6.19 sets forth a complete list of (i) all material "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) all other material current severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit

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

         sharing or deferred compensation plans, Contracts, programs, funds, or arrangements of any kind, and (iii) all other material employee benefit plans, Contracts, programs, funds, or arrangements sponsored, or contributed to, by the Seller or any of its Affiliates, in which employees of the E&PA Business participate as of the date of this Agreement (the "EMPLOYEE PLANS").

                           (b) An application for a favorable determination letter was submitted to the Internal Revenue Service within the applicable remedial amendment period with regard to the Seller's Savings Plan and the Seller will take all action reasonably requested by the Internal Revenue Service in order to obtain a favorable determination letter with regard to the Seller's Savings Plan. The Seller has not incurred, directly or indirectly, any unsatisfied liability (including, without limitation, any indirect, contingent or secondary liability) of the Seller under Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA arising in connection with any employee pension benefit plan covered or previously covered by Title IV of ERISA or such sections of the Code or ERISA.

                           (c) Copies of the following materials have been delivered or made available to the Buyer: (i) all current plan documents for each Employee Plan and (ii) all current summary plan descriptions and summaries of material modifications for each Employee Plan.

                  6.20 BROKERS. Except as set forth on SCHEDULE 6.20, no Person has acted directly or indirectly as a broker, finder or financial advisor for the Seller in connection with the negotiations relating to the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Seller.

                  6.21 ABSENCE OF CHANGES; NO MATERIAL ADVERSE EFFECT. Except as set forth on SCHEDULE 6.21, since the date of the E&PA Balance Sheet, there has not been a Material Adverse Effect with respect to E&PA Business, no fact, circumstance or event exists or has occurred which could reasonably be expected to result in a Material Adverse Effect with respect to the E&PA Business and the Seller has not taken any actions described in clauses (i) through (xii) in
SECTION 8.1 of this Agreement.

                  6.22 INVENTORIES. Except as set forth on SCHEDULE 6.22, (i) the Inventories of the Seller relating to the E&PA Business are in the physical possession of the Seller or in transit to or from a customer or supplier of the Seller and (ii) none of the Inventories has been pledged as collateral or otherwise is subject to any Lien (other than Permitted Liens or any Lien imposed as a matter of Law) or is held on consignment from others. The Inventories reflected in the E&PA Balance Sheet were, and the inventory reflected on the Seller's books of account have been, determined and valued at the lower of cost or market in accordance with GAAP. The Inventories were acquired or produced in the Ordinary Course of Business. Except as reflected in the reserve for obsolete Inventory on the E&PA Balance Sheet, the Inventories are good and merchantable, not obsolete and are of a quality and quantity presently useable and salable in the Ordinary Course of Business.

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

                  6.23 WARRANTY AND PRODUCT LIABILITY CLAIMS. Except as set forth on SCHEDULE 6.23, there are no pending nor, to the Seller's knowledge, threatened Warranty Claims or Product Liability Claims ("WARRANTY AND PRODUCT LIABILITY CLAIMS") in respect of products or services sold or provided in the operation of the E&PA Business against the Seller or its Affiliates, which Warranty and Product Liability Claims exceed $100,000, in the aggregate or are not covered by insurance or with respect to which the Seller has received a reservation of rights or declination of coverage from its insurance carriers. Except as set forth on SCHEDULE 6.23, the Seller does not make any material representation or warranty to its customers with respect to products sold or services delivered by it.

                  6.24 INSURANCE. Set forth on SCHEDULE 6.24 is an accurate and complete list of each insurance policy and insurance arrangement which covers the Assumed Liabilities or employees (including self insurance, but excluding insurance policies providing benefits under Seller Welfare Plans) of the E&PA Business (the "INSURANCE POLICIES"). Such Insurance Policies are in full force and effect, all premiums thereon have been paid, and the Seller is otherwise in compliance in all material respects with the terms and provisions of such Insurance Policies. The Seller is not in default under any of the Insurance Policies set forth on SCHEDULE 6.24 (or required to be set forth on SCHEDULE 6.24) and, to the Seller's knowledge, there exists no event, occurrence, condition or act that, with the giving of notice, the lapse of time or both, would become a default thereunder. The Seller has not received any notice of cancellation or non-renewal of any such Insurance Policies nor has the termination of any such Insurance Policies been threatened.

                  6.25 MATERIAL CUSTOMERS AND SUPPLIERS. SCHEDULE 6.25 sets forth (x) each customer accounting for more than $250,000 of the sales of the E&PA Business (including the top 25 customers in each business segment of the E&PA Business) and (y) each supplier of raw materials accounting for more than $100,000 of the purchases of the E&PA Business for the last twelve months before the date hereof. Except as set forth on SCHEDULE 6.25, no such supplier or customer has canceled or otherwise terminated, or, to the Seller's knowledge, threatened to cancel or otherwise terminate its relationship with the E&PA Business. Except as set forth on SCHEDULE 6.25, neither the Seller nor any of its Affiliates has received written notice that any such supplier or customer may cancel or otherwise materially and adversely modify its relationship with the E&PA Business or limit its services, supplies or materials to the E&PA Business, or its usage or purchase of the services and products of the E&PA Business, either as a result of the transactions contemplated hereby or otherwise.

                  6.26 TRANSACTIONS WITH RELATED PARTIES. Except as set forth on
SCHEDULE 6.26, (a) there are no Contracts or liabilities between the Seller or the E&PA Business, on the one hand, and an Affiliate of the Seller, on the other hand, relating to the E&PA Business and (b) neither the Seller, any Affiliate of the Seller nor any officer or director of the Seller possesses, directly or indirectly, any financial interest in, or is a director or officer of, any Person which is a client, supplier, customer, lessor, lessee, or competitor of the E&PA Business. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, of 2% or less of any class of such securities is deemed not to be a financial interest for purposes of this SECTION 6.26.

                  6.27 ACCURACY OF BOOKS AND RECORDS. The respective minute books of the Seller and its Transferred Subsidiaries relating to the conduct of the E&PA Business, as

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

previously made available to the Buyer and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent), the respective members, shareholders and Boards of Directors of the Seller and each Transferred Subsidiary. Neither the Seller nor any Transferred Subsidiary has any of its records, systems, controls, data or information relating to the E&PA Business recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Seller or any Transferred Subsidiary.

                  6.28 LIABILITIES OF TRANSFERRED SUBSIDIARIES. Except as set forth on SCHEDULE 6.28, none of the Transferred Subsidiaries have any indebtedness for borrowed money or have guaranteed any indebtedness for borrowed money of any other Person and there is no existing condition, situation or set of circumstances that would result in any of the Transferred Subsidiaries incurring any indebtedness for borrowed money or guaranteeing any indebtedness for borrowed money of any other Person.

                  6.29 ACCREDITED INVESTOR. The Seller is an "accredited investor" as defined under Regulation D of the Securities Act of 1933, as amended.

             ARTICLE 7: REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  The Buyer hereby represents and warrants to the Seller as follows:

                  7.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  7.2 POWER. The Buyer has the limited liability company power and authority to execute, deliver and perform fully its obligations under this Agreement and the Ancillary Agreements.

                  7.3 VALIDITY AND ENFORCEABILITY. The Buyer has the capacity to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action on the part of the Buyer and, when executed and delivered by the Buyer, this Agreement and the Ancillary Agreements will constitute the valid and legally binding obligations of the Buyer enforceable against the Buyer in accordance with their terms, except as may be limited by the General Enforceability Exceptions. No further limited liability company action on the part of the Buyer is or will be required in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

                  7.4 NO CONFLICT. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Buyer, nor the performance by the Buyer of its obligations hereunder or thereunder, will (a) violate or conflict with the Buyer's Certificate of Formation or Limited Liability Company Agreement or, to the Buyer's knowledge, any Law or Order, or (b) to the Buyer's knowledge, violate, conflict with or result in a breach or termination of, or otherwise give any Person the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of, any material Contract to which the Buyer is a party, other than violations or conflicts that would not result or could not reasonably be expected to result in a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement or any Ancillary Agreements.

                  7.5 CONSENTS. Except as required under the HSR Act or any foreign competition filings and except as set forth on SCHEDULE 7.5, no Consent is required in connection with the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

                  7.6 FINANCIAL ABILITY. The Buyer has received binding commitment letters from (i) AmSouth Capital Corp. to provide a $60,000,000 Senior Secured Credit Facility (consisting of a $50,000,000 Senior Secured Revolving Facility and a $10,000,000 Senior Secured Term Loan Facility) and (ii) Ableco Finance LLC to provide a $50,000,000 Junior Secured Term Loan B Facility, true and correct copies of which commitment letters are attached as EXHIBIT Q-1 and EXHIBIT Q-2 (together, the "DEBT COMMITMENT LETTERS"). The Buyer has received a binding commitment letter from Lion to provide $1 million in equity financing, a true and correct copy of which is attached hereto as EXHIBIT R-1 and Olmec Holdings LLC ("HOLDCO") has received binding commitment letters or subscription agreements from Lion, ACI Capital Co., Inc. and certain other equity investors to provide an aggregate of not less than $30,000,000 in equity financing, true and correct copies of which are attached hereto as EXHIBIT R-2 (collectively, the "EQUITY COMMITMENT LETTERS" and, together with the Debt Commitment Letters, the "COMMITMENT LETTERS"). The Commitment Letters have not been modified or terminated and thus remain valid and in full force and effect in accordance with their terms as of the date of this Agreement. The Buyer is not aware of any facts or circumstances that, assuming the accuracy of the representations and warranties of the Seller contained in ARTICLE 6 hereof, as of the date hereof, would cause any of the conditions set forth in the Commitment Letters to not be satisfied and, assuming the accuracy of the representations and warranties of the Seller contained in ARTICLE 6 hereof, as of the date hereof, the Buyer knows of no facts or circumstances that cause it to believe the financings contemplated by the Commitment Letters will not be consummated substantially in accordance with the terms thereof. Assuming that the parties to the Commitment Letters make the proceeds of the financing contemplated by the Commitment Letters available to Holdco or the Buyer, as the case may be, the Buyer will have sufficient funds to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

                  7.7 BROKERS. Except as set forth on SCHEDULE 7.7, no Person has acted directly or indirectly as a broker, finder or financial advisor for the Buyer in connection with the negotiations relating to the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Buyer.

                  7.8 NO RELIANCE. The Buyer or its representatives have inspected and conducted such reasonable review and analysis (financial and otherwise) of the E&PA Business as desired by the Buyer. The purchase of the Purchased Assets by the Buyer, and the assumption by it of the Assumed Liabilities, and the consummation of the transactions contemplated hereunder by the Buyer, are not done in reliance upon any warranty or representation by, or information from, the Seller of any sort, oral or written, except the warranties and representations

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

specifically set forth in this Agreement (including the schedules and exhibits hereto) and in the Ancillary Agreements, including any certificates required to be delivered to the Buyer by the Seller hereunder and thereunder.

                  7.9 SUBORDINATED PROMISSORY NOTE. The Subordinated Promissory Note to be issued under this Agreement, when issued by the Buyer to the Seller pursuant to the terms of this Agreement, will have been issued in compliance with all applicable federal and state securities laws, and will be free and clear of all Liens.

                  7.10 HSR. Neither the aggregate total assets nor the aggregate net sales (as those terms are defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder (the "HSR ACT")) of Buyer and all entities controlling, controlled by or under common control with (as those terms are defined in the HSR Act), Buyer equal or exceed $10,000,000.

                  7.11 INVESTMENT INTENT. The Buyer represents and warrants that it is acquiring the Purchased Stock for its own account and is not acquiring the Purchased Stock with a view to, or for resale in connection with, any distribution of the Preferred Stock in violation of the Securities Act of 1933, as amended. The Buyer understands that the Purchased Stock purchased by it pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state by reason of specific exemptions under the provisions thereof, which depend in part upon the investment intent of the Buyer and upon the other representations made by the Buyer in this Agreement. The Buyer understands that the Seller is relying upon the representations, warranties and agreements made by the Buyer in this Agreement.

                  7.12 KNOWLEDGE AND SOPHISTICATION. The Buyer (a) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the transactions referred to in this Agreement, (b) fully understands the nature, scope and duration of the limitations applicable to the Purchased Stock and (c) is able to bear the economic risk of the investment in the Purchased Stock.

                  7.13 ACCREDITED INVESTOR. The Buyer is an "accredited investor" as defined under Regulation D of the Securities Act of 1933, as amended.

                       ARTICLE 8: COVENANTS AND AGREEMENTS

                  8.1 CONDUCT OF E&PA BUSINESS.

                           (a) From the date of this Agreement until the Closing Date, the Seller shall conduct the E&PA Business and operate the Purchased Assets in the Ordinary Course of Business. Without limiting the foregoing, prior to the Closing, unless the Buyer shall otherwise agree in writing, or as set forth on SCHEDULE 8.1, or as otherwise expressly contemplated by this Agreement, the Seller shall not, and shall not permit any Transferred Subsidiary to:

                                 (i) Acquire or dispose of any property or
                  assets used in the E&PA Business or make any capital expenditures or commitment thereof, in either case in excess of $50,000 individually and $250,000 in the aggregate (other than in connection with planned capital expenditures related to the E&PA Business' operations in China and as set forth on
                  SCHEDULE 8.1) or mortgage or encumber any such property or assets, except in the Ordinary Course of Business;

                                 (ii) Except in the Ordinary Course of Business,
                  enter into, amend or become subject to or terminate or fail to renew any Contract of a type described in SECTION 6.16 in connection with the conduct of the E&PA Business or transfer to any party, or permit to lapse, any material rights, or waive any right of material value under, any Assumed Contract;

                                 (iii) Engage in any transactions with, or enter
                  into any Contracts with, any Affiliates of the Seller in connection with the E&PA Business, except in the Ordinary Course of Business and on terms no less favorable than would be obtained in an arm's length third party transaction;

                                 (iv) Enter into, adopt, amend or terminate any
                  Contract relating to the compensation or severance of any employee associated with the E&PA Business or in the Ordinary Course of Business, except to the extent required by Law or any existing Contracts scheduled on SCHEDULE 6.16;

                                 (v) Make any material change to any method,
                  principles or practice of accounting (including Tax accounting) for any Transferred Subsidiary except as may be required by GAAP or make, or permit any Transferred Subsidiary to make, a Tax election that is inconsistent with the past practices of the Seller or the Transferred Subsidiaries;

                                 (vi) Amend the rate or method of collection of
                  Accounts Receivable or payment of any accounts payable or any other liabilities, or prepay any expenses or other obligations, other than in the Ordinary Course of Business;

                                 (vii) Transfer any employees currently employed
                  by the Seller other than in the E&PA Business to the E&PA Business;

                                 (viii) Change or amend the terms and conditions
                  of the product warranties, product recalls, refunds or sales returns, repair or placement and performance guarantees and similar obligations relating to the products delivered, manufactured or sold or services performed by the E&PA Business;

                                 (ix) (A) File or cause to be filed any amended
                  Tax Returns or claims for refund with respect to the Transferred Subsidiaries, (B) prepare any Tax Returns for any Transferred Subsidiary in a manner that is inconsistent with the past practices of the Transferred Subsidiary, (C) incur any material liability for Taxes with respect to any Transferred Subsidiary other than in the Ordinary Course of Business, or (D) enter into any settlement or closing agreement with a taxing authority that materially increases or may materially increase the Tax liability of any Transferred Subsidiary for any period;

                                 (x) Incur, assume, guarantee or modify any
                  indebtedness for borrowed money or capitalized leases except for indebtedness or leases of Seller

                  (and not any Transferred Subsidiary) that would not constitute an Assumed Liability;

                                 (xi) Offer or give any sales discounts, or
                  amend or otherwise change the sales practices or policies of the E&PA Business, other than in the Ordinary Course of Business;

                                 (xii) Make any advance payments (including any
                  prepaid expenses or prepaid deposits) or change the rate or timing of the payment of expenses, in each case other than in the Ordinary Course of Business; or

                                 (xiii) Agree to take any of the actions
                  described in SECTIONS 8.1(i) through 8.1(xii) or take any action that, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of the covenants set forth in ARTICLES 8 and 10 of this Agreement.

                           (b) The Seller shall keep all Insurance Policies currently maintained with respect to the E&PA Business, the Purchased Assets and the Assumed Liabilities, or suitable replacements or renewals, in full force and effect through the close of business on the Closing Date.

                  8.2 REASONABLE ACCESS; CONFIDENTIALITY.

                           (a) From the date of this Agreement until the Closing Date or the earlier termination of this Agreement, and subject to applicable Law, the Seller shall give the Buyer and its officers, directors, employees and other authorized agents and representatives, upon reasonable notice to the Seller, reasonable access, during normal business hours and in a manner so as not to interfere with the normal business operations of the E&PA Business or the Seller, to the assets, properties, books, records, Contracts and employees of the E&PA Business and shall permit the Buyer to make such inspections as it may reasonably require and to furnish the Buyer during such period with all such information relating to the E&PA Business as the Buyer may from time to time reasonably request.

                           (b) Prior to the Closing Date, any information provided to or obtained by the Buyer pursuant to paragraph (a) above will be subject to the Confidentiality Agreement, dated November 18, 2003, by and between the Seller and Lion (the "CONFIDENTIALITY AGREEMENT"), and must be held by the Buyer in accordance with and be subject to the terms of the Confidentiality Agreement. The Buyer agrees to be bound by and comply with the provisions of the Confidentiality Agreement as if such provisions were set forth in this Agreement, and such provisions are hereby incorporated by reference into this Agreement.

                  8.3 PUBLICITY. Except as may be required to comply with the requirements of any applicable Law or applicable stock exchange rules, the Buyer and the Seller shall not, and the Buyer and Seller shall cause their respective Affiliates and other authorized agents and representatives not to, issue any press release or other public announcement relating to the subject matter of this Agreement or the transactions contemplated by this Agreement without the prior approval (which approval will not be unreasonably held or delayed) of the other party.

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

Prior to making any public filings with any third party and/or Governmental Authority with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, the parties will consult with each other prior to making such public filings, except to the extent such consultation is not practicable as a result of requirements of applicable Law or applicable stock exchange rules.

                  8.4 RECORDS.

                           (a) With respect to the financial books and records, including purchase and sales records (the "RECORDS"), of the E&PA Business relating to matters on or prior to the Closing Date: (i) for a period of seven years after the Closing Date, the Buyer shall not cause or permit their destruction or disposal without first offering to surrender them to the Seller; and (ii) where there is legitimate purpose, including an audit of the Seller by the Internal Revenue Service or any other Taxing Authority, the Buyer shall allow the Seller and its representatives access to the Records during regular business hours.

                           (b) With respect to accounting records and files related solely to the E&PA Business and retained by the Seller pursuant to SECTION 2.1(m) of this Agreement (and any other accounting records that relate in part to the E&PA Business), (i) for a period of seven years after the Closing Date, the Seller shall not cause or permit their destruction or disposal without first offering to surrender them to the Buyer and otherwise provide the Buyer and its representatives access to, including the right to make photocopies (at the Buyer's expense) of, such records in a manner consistent with SECTION 10.1 of this Agreement; and (ii) where there is legitimate purpose, including an audit of the Buyer by the Internal Revenue Service or any other Taxing Authority, the Seller shall allow the Buyer and its representatives access to the Records during regular business hours.

                  8.5 INJUNCTIONS. Without limiting the generality or effect of any provision of ARTICLE 8, if any Governmental Authority having jurisdiction over any party issues or otherwise promulgates any Order prior to the Closing or any third party otherwise initiates any action, suit, litigation, arbitration or hearing conducted or heard by or before, any court or any arbitrator or arbitration panel, in each case that challenges or prevents the consummation of any or all of the transactions contemplated by this Agreement, the parties shall use their respective reasonable best efforts to have such Order dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

                  8.6 FURTHER ASSURANCES; SUBSEQUENT TRANSFERS. The Seller and the Buyer shall execute and deliver such further instruments of conveyance, transfer and assignment and shall take, or cause to be taken, such other actions as either of them may reasonably request of the other in order to effectuate the purposes of this Agreement and the Ancillary Agreements and to carry out the terms hereof and thereof. Without limiting the generality of the foregoing, at any time and from time to time after the Closing Date, at the request of the Buyer and without further consideration therefor, the Seller shall execute and deliver to Buyer such other instruments of transfer, conveyance, assignment and confirmation and shall take such action as the Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer's title to any Purchased Assets, to put the Buyer in actual possession and operating control thereof and to permit the Buyer to exercise all rights with respect thereto. In addition, at the request of the Seller and without further consideration therefor, the Buyer shall execute and deliver to the Seller all instruments, undertakings or other documents and shall take such other action as the Seller may reasonably deem necessary or desirable in order to cause the Buyer to properly assume and discharge the Assumed Liabilities and to relieve the Seller of any liability with respect thereto and to evidence the same to third parties.

                  8.7 POST-CLOSING RECEIPTS.

                           (a) In the event that the Seller receives any monies (including, without limitation, as insurance proceeds, any monies received relating to Accounts Receivables or any other assets reflected on the Working Capital Statement or other amounts from third parties) in respect of any Purchased Assets or Assumed Liabilities, then such monies or assets will be held by the Seller in trust for the Buyer and the Seller shall promptly remit such monies to the Buyer. In the event that the Seller is entitled to receive insurance proceeds or is otherwise indemnified by an unaffiliated third party in respect of any Assumed Liabilities, then, upon request by the Buyer and at the sole expense of the Buyer, the Seller shall use its commercially reasonable efforts to pursue any and all claims on behalf of the Buyer to collect any amounts owing in respect of such Assumed Liabilities; alternatively, the Seller will be entitled to assign to the Buyer its rights in respect of any claims for such amounts (in which case the Buyer shall accept such assignment and the Seller will no longer have any obligation under this SECTION 8.7(a) in respect of such assigned claims).

                           (b) In the event that the Buyer or any of its Affiliates receives any monies (including, without limitation, as insurance proceeds or other amounts from third parties) in respect of any Retained Assets or Retained Liabilities, then the Buyer shall promptly remit such monies to Seller.

                  8.8 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions contained herein and except to the extent otherwise required under applicable laws and regulations, each of the Buyer and the Seller shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements, including (a) the obtaining of all necessary actions or nonactions, waivers, Consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (b) the obtaining of all necessary Consents, approvals or waivers from third parties, including the Seller, relating to the E&PA Business as are necessary for the consummation of the transactions contemplated hereby, to provide the Buyer with the economic benefit of any Nonassignable Items as set forth in SECTION 2.3 of this Agreement and (c) otherwise fulfill the conditions to consummation of the transactions contemplated hereby set forth in ARTICLE 9 of this Agreement.

                  8.9 NAME AND MARK USAGE. The Buyer acknowledges that the Purchased Intellectual Property does not include the trade names or trademarks "PolyOne," "Plastone" or

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"Stan-Tone," any variations thereof or any combinations of any of the foregoing with anything else (the foregoing, the "RETAINED TRADE NAMES") and that, other than as permitted in this SECTION 8.9 or in the Brand License Agreement, the Seller does not grant any right or license in, to or under any of the Retained Trade Names to the Buyer pursuant to this Agreement. Except as provided for in the Brand License Agreement, from and after 90 days following the Closing Date, Buyer shall not use any of the Retained Trade Names on or in any correspondence, stationery, proposals, purchase orders, quotations or invoices. Except as provided for in the Brand License Agreement, as promptly as practicable after the Closing Date, but in any event not later than 180 days after the Closing Date, the Buyer shall discontinue and cease all uses whatsoever of the Retained Trade Names, including obliterating the same from or destroying all materials containing or displaying any Retained Trade Name, including signs, packaging and shipping materials, products, business cards, literature, brochures, or otherwise. The Seller recognizes that the Buyer may wish to use the term "PolyCode" after the Closing Date for its current purpose or a substantially similar purpose and the Seller covenants not to sue the Buyer for its use of the term "PolyCode" after the Closing Date for its current purpose or a substantially similar purpose.

                  8.10 CANCELLATION OF INTERCOMPANY OBLIGATIONS. Prior to the Closing Date, the Seller shall, and shall cause its Affiliates to, cancel and release the E&PA Business and Transferred Subsidiaries from any obligation or liability (including indebtedness for borrowed money) owed by the E&PA Business and/or the Transferred Subsidiaries to the Seller and/or its Affiliates and incurred prior to the Closing Date unless the Buyer provides written notice to the Seller at least ten days prior to the Closing Date of its desire to instead have such obligation or liability transferred to the Buyer; provided, that the Seller is not obligated to transfer any such obligation or liability if the Seller reasonably believes that such transfer would result in adverse tax consequences to the Seller or the Seller's Subsidiaries; provided further, that if the Seller cancels and releases, or causes its Affiliates to cancel and release, the E&PA Business and Transferred Subsidiaries from any obligation or liability (including indebtedness for borrowed money) owed by the E&PA Business and/or the Transferred Subsidiaries to the Seller and/or its Affiliates and incurred prior to the Closing Date, the Seller shall use its commercially reasonable efforts to minimize the creation of cancellation of debt income for the Buyer.

                        ARTICLE 9: CONDITIONS TO CLOSING

                  9.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER AND THE SELLER. The respective obligations of the Buyer and the Seller under this Agreement to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law), at or prior to the Closing, of each of the following conditions:

                           (a) Neither of the parties to this Agreement will be subject, whether instituted, threatened or otherwise in effect or filed, to (i) a preliminary or permanent injunction, temporary restraining order or other judicial or administrative Order in any jurisdiction the effect of which challenges or prohibits the consummation of any or all of the transactions contemplated by this Agreement and the Ancillary Agreements or the Closing or materially adversely affects the economic benefits the Buyer or the Seller expects to receive in consummating such transactions, or (ii) any action, suit, litigation, arbitration or hearing conducted or heard by or before, any court or any arbitrator or

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

         arbitration panel challenging or preventing the consummation of any or all of the transactions contemplated by this Agreement and the Ancillary Agreements; and

                           (b) The applicable waiting periods under the HSR Act and any other relevant foreign competition Law will have expired or been terminated.

                  9.2 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer under this Agreement to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law), at or prior to the Closing, of each of the following additional conditions:

                           (a) The representations and warranties of the Seller set forth in this Agreement that are qualified by "materiality," "Material Adverse Effect" or other similar qualifiers will be true and correct in all respects both on the date of this Agreement and on the Closing Date as though made on the Closing Date (or as of an earlier date, to the extent that such representations and warranties are made expressly as of an earlier date, in which case such representations and warranties qualified as to "materiality," "Material Adverse Effect" or other similar qualifiers will be true and correct in all respects on or as of such earlier date), and all representations and warranties of the Seller contained in this Agreement that are not qualified by "materiality," "Material Adverse Effect" or other similar qualifiers will be true and correct in all material respects both on the date of this Agreement and on the Closing Date as though made on the Closing Date (or as of an earlier date, to the extent that such representations and warranties are made expressly as of an earlier date, in which case such representations and warranties not qualified as to "materiality," "Material Adverse Effect" or other similar qualifiers will be true and correct in all respects on or as of such earlier date);

                           (b) Each of the obligations, covenants and agreements of the Seller to be performed and complied with by the Seller pursuant to this Agreement prior to the Closing Date will have been duly performed and complied with in all material respects;

                           (c) The Seller will have delivered to the Buyer the items required by SECTION 5.2 (other than clause (v) of SECTION 5.2)of this Agreement; and

                           (d) The conditions contained in the Debt Commitment Letters will have been satisfied and the Buyer shall have received the proceeds of the financing contemplated by the Debt Commitment Letters on terms not materially less favorable in the aggregate to the Buyer than those set forth on the term sheets attached thereto.

                  9.3 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER. The obligations of the Seller under this Agreement to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law), at or prior to the Closing, of each of the following additional conditions:

                           (a) The representations and warranties of the Buyer set forth in this Agreement that are qualified by "materiality," "Material Adverse Effect" or other similar qualifiers will be true and correct in all respects both on the date of this Agreement and on the Closing Date as though made on the Closing Date (or as of an earlier date to the extent that such representations and warranties are made expressly as of an earlier date, in

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

         which case such representations and warranties qualified as to "materiality," "Material Adverse Effect" or other similar qualifiers will be true and correct in all respects on or as of such earlier date) and all representations and warranties of the Buyer contained in this Agreement that are not qualified by "materiality," "Material Adverse Effect" or other similar qualifiers will be true and correct in all material respects both on the date of this Agreement and on the Closing Date as though made on the Closing Date (or as of an earlier date to the extent that such representations and warranties are made expressly as of an earlier date, in which case such representations and warranties not qualified as to "materiality," "Material Adverse Effect" or other similar qualifiers will be true and correct in all respects on or as of such earlier date);

                           (b) Each of the obligations, covenants and agreements of the Buyer to be performed and complied with by the Buyer pursuant to this Agreement prior to the Closing Date will have been duly performed and complied with in all material respects; and

                           (c) The Buyer will have delivered to the Seller the items required by SECTION 5.3 of this Agreement, and Management will have delivered to the Seller the items required by SECTION 5.4 of this Agreement.

                 ARTICLE 10: ADDITIONAL COVENANTS AND AGREEMENTS

                  10.1 COOPERATION; AUDITS. In connection with (i) the preparation of any Tax returns, (ii) audit examinations, (iii) any administrative or judicial proceedings relating to Tax liabilities imposed on the Seller for any Tax periods (or portions thereof) ending on or prior to the Closing Date, (iv) any litigation relating to periods prior to the Closing Date,
(v) an initial public offering of the equity securities of the Buyer or any other offering of securities by the Buyer or (vi) as otherwise reasonably requested by the Buyer or the Seller, the Buyer and the Seller shall cooperate fully with each other, including the furnishing or making available during normal business hours to the other party (or such other party's officers, employees, authorized agents and representatives, as the case may be) records (including accounting records if reasonably requested by the Buyer as set forth in SECTION 8.4 above), personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such returns, the conduct of audit examinations, the defense of claims by Taxing Authorities as to the imposition of Taxes, the defense of any Tax litigation relating to periods prior to the Closing Date, the offering of securities or the taking of other reasonable actions.

                  10.2 TRANSFER TAXES. The Buyer and the Seller each shall pay one-half of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing, gross receipts and other similar non-Income Taxes or fees (including all applicable real estate transfer Taxes and real property transfer gains Taxes, if any) and related amounts (including any penalties, interests and additions to Tax) imposed on the Buyer or the Seller in connection with this Agreement. The Buyer shall cause to be filed all necessary returns, forms and other documentation with respect to all such Taxes and fees and shall promptly provide the Seller with copies of any such filings. The Buyer and the Seller shall each pay one-half of any expenses associated with the filing of such returns, forms or other documentation.

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

                  10.3 EMPLOYEES AND EMPLOYEE BENEFITS.

                           (a) The Buyer shall offer "at will" employment to those employees of the E&PA Business set forth on SCHEDULE 10.3(a) and the Seller shall terminate the employment of all such employees on the Closing Date. The Buyer shall offer "at will" employment to those employees of the E&PA Business who were on short-term or long-term disability or on approved leave of absence on the Closing Date on the date such employees are no longer on short-term or long-term disability or on leave of absence and are ready to commence active work for the Buyer, and the Seller shall terminate the employment of such employees on such date. Those employees who accept such offer of employment of the Buyer shall hereinafter be referred to as "TRANSFERRED EMPLOYEES." If, during the 365-day period following a Transferred Employee's date of hire with the Buyer, the Buyer terminates such Transferred Employee's employment for any reason other than for Serious Cause (as defined in the PolyOne Employee Transition Plan, amended and restated effective January 1, 2004, a copy of which was previously delivered to the Buyer (the "TRANSITION PLAN")), the Buyer shall, within 10 days of such Transferred Employee's termination of employment with the Buyer, pay to the Seller an amount equal to the cash value of the benefits payable by the Seller to such Transferred Employee under the Transition Plan; provided, that the Seller provides the Buyer with a detailed statement setting forth how it calculated such amount and the Buyer agrees that the Seller's calculation of such amount is correct pursuant to the terms of the Transition Plan; provided, further, that the Buyer's agreement will not be unreasonably withheld. The Seller shall retain the responsibility and liability to pay and provide any severance or similar pay or benefits to any employee who does not accept the Purchaser's offer of employment.

                           (b) Following the Closing Date, the Buyer may determine the compensation and employee benefits plans, programs and arrangements applicable to all Transferred Employees. Notwithstanding the foregoing, the Buyer shall compensate each Transferred Employee at a level of base salary or base hourly rate of pay (excluding (in either case), for the avoidance of doubt, any bonuses (including, without limitation, bonuses, severance, retention, change in control or similar pay or benefits), overtime payments and premiums) no less than that which such Transferred Employee was compensated at by the Seller on the day prior to the date hereof. In addition, the Buyer shall make available to each Transferred Employee for a period of 12 months following the Closing Date, employee benefit plans, programs and arrangements that are substantially comparable in the aggregate to the Employee Plans applicable to such Transferred Employee on the date hereof, excluding, for purposes of determining substantial comparability, (i) employee benefit plans that (1) are pension plans subject to Section 412 of the Code or Section 302 or Title IV of ERISA,
         (2) provide post-employment or retiree welfare benefits other than to the extent required by Section 4980B of the Code and Sections 601 - 609 of ERISA ("COBRA"), (3) provide stock or equity-based compensation and
         (4) provide any type of bonus, severance, retention, change in control or similar pay or benefits and (ii) "Employer Retirement Contributions" (as set forth in the Seller Savings Plan (as hereinafter defined)) in excess of an amount equal to two percent of such Transferred Employee's "Compensation" (as defined in the Seller Savings Plan).

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

                           (c) For purposes of any employee benefit plan, program or arrangement established for or made available to Transferred Employees by the Buyer (the "BUYER PLANS"), the Buyer shall credit such Transferred Employees with service for all periods of service prior to the Closing Date with the Seller or any predecessor to the Seller in the same manner as such service was credited under the Employee Plans applicable to such Transferred Employee on the Closing Date. Such service will be credited solely for purposes of determining eligibility for, or vesting in, the Buyer Plans; provided, however, such service need not be credited to the extent that it would result in duplication of coverage or benefits.

                           (d) As soon as administratively practicable following the Closing Date, the Seller shall cause the account balances of the Transferred Employees in the PolyOne Retirement Savings Plan (the "SELLER SAVINGS PLAN"), including any outstanding loan notes, to be transferred from the Seller Savings Plan to a defined contribution plan established or maintained by the Buyer (or its Subsidiary or Affiliate, as applicable) for the benefit of the Transferred Employees (the "BUYER SAVINGS PLAN"). As a condition precedent to the transfer described in the previous sentence, the Buyer shall provide the Seller with a copy of the most recent favorable determination letter for the Buyer Savings Plan (dated no earlier than January 1, 2002) or such other evidence of the Buyer Savings Plan's compliance with Section 401(a) of the Code as is reasonably acceptable to the Seller, and the Seller shall provide the Buyer with a copy of the most recent favorable determination letter (dated no earlier than January 1, 2002) for the Seller Savings Plan or such other evidence of the Seller Savings Plan's compliance with
         Section 401(a) of the Code as is reasonably acceptable to the Buyer. The transfer of assets from the Seller Savings Plan to the Buyer Savings Plan will be made in cash and promissory notes representing the outstanding loan balances of the Transferred Employees in the Seller Savings Plan. The Buyer and the Seller shall cause the transfer described in this SECTION 10.3(d) to satisfy the requirements of
         Section 414(l) of the Code. On or prior to the date of the transfer described in this SECTION 10.3(d), with respect to all Transferred Employees, the Seller shall contribute all contributions to the Seller Savings Plan (i) which are required to be made on or before the Closing Date under the Seller Savings Plan, and (ii) which relate to service or employee salary deferral contributions on or prior to the Closing Date, whether or not required to be made on or prior to the Closing Date under the Seller Savings Plan.

                           (e) If requested by the Buyer, effective on the Closing Date and for a period of no more than six months after the Closing Date (the "TRANSITION PERIOD"), the Seller shall cause the Employee Plans that are welfare benefit plans within the meaning of
         Section 3(1) of ERISA (the "SELLER WELFARE PLANS") to cover all Transferred Employees and their respective dependents to the same extent as those Transferred Employees and their respective dependents were covered under such Seller Welfare Plans on the day prior to the Closing Date. The Buyer shall reimburse the Seller for the "premium cost" of such coverage and the reasonable administrative cost of providing such coverage within ten business days following the Buyer's receipt of an invoice setting forth such costs in reasonable detail. For purposes of this SECTION 10.3(e), the term "premium cost" means (i) with respect to Seller Welfare Plans that are insured, the 2004 premium rates for such plans as listed on SCHEDULE 10.3(e) and (ii) with respect to Seller Welfare Plans that are self-funded medical and dental plans, the "applicable

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

         premium" (as defined in COBRA) charged in 2004 under such plans for purposes of COBRA, as listed on SCHEDULE 10.3(e). The Buyer shall cause its plans that are welfare benefit plans within the meaning of Section 3(1) of ERISA (the "BUYER WELFARE PLAN") to provide coverage and benefits to Transferred Employees (and the eligible dependents of the Transferred Employees) effective as soon as reasonably practicable after the Closing Date but in no event later than the sixth month anniversary of the Closing Date. The Buyer shall cause deductibles and out-of-pocket payments expended for coverage under the Seller Welfare Plans in the plan year in which the Buyer Welfare Plan become applicable to Transferred Employees to be counted towards the deductibles and out-of-pocket maximums applicable to each Transferred Employee under the Buyer Welfare Plan. In addition, no pre-existing condition, limitation, exclusion or waiting period applicable with respect to any Buyer Welfare Plan will apply to any Transferred Employee to the extent that such conditions, limitations, exclusions or waiting periods would have already been satisfied if service credited for purposes of the Seller Welfare Plans was taken into account or to the extent that such conditions, limitations, exclusions or waiting periods exceed those in effect under the Seller Welfare Plans.

                           (f) Any Transferred Employee listed on SCHEDULE 10.3(f) will, upon such Transferred Employee's retirement from the Buyer and at the Seller's expense, be entitled to elect coverage under The PolyOne Medical Plan for Salaried Retirees or The PolyOne Medical Plan for Wage Retirees in effect as of such Transferred Employee's retirement from the Buyer upon such terms and conditions as if such Transferred Employee had retired from the Seller on the date such Transferred Employee retired from the Buyer (and shall receive credit under such plan for service with the Buyer as if such service were with the Seller).

                           (g) Nothing contained in this Agreement (i) constitutes an obligation or commitment on the part of the Buyer or its affiliates to assume or continue any Employee Plan or (ii) is to be interpreted to prevent or restrict the Buyer or its affiliates from modifying or terminating the employment or terms of employment of any Transferred Employee, including, without limitation, the amendment or termination of any employee benefit or compensation plan, program or arrangement, after the Closing Date.

                           (h) The Seller shall make available to the Buyer such personnel and related information as may be reasonably requested by the Buyer with respect to any Transferred Employee, including, but not limited to, compensation and employment records.

                  10.4 WARN ACT. The Buyer shall not engage in a "mass layoff" or "plant closing" as defined in the WARN Act without complying with the WARN Act. The Buyer shall defend, indemnify and hold harmless the Seller and its Affiliates from any claims, charges, suits, demands, damage, or liability arising out of or relating either to noncompliance with the WARN Act after the Closing Date or from the Buyer's decision to terminate any Transferred Employee.

                  10.5 ADDITIONAL PURCHASED ASSETS. Upon notice given by the Buyer to the Seller within 180 days after the Closing Date, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, assign, convey and deliver to the Buyer, any or all of the assets and

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

property of the Seller listed or described on SCHEDULE 10.5 and identified by the Buyer in such notice (the "ADDITIONAL PURCHASED ASSETS" and, singularly, an "ADDITIONAL PURCHASED ASSET"); provided, however, that (a) the Buyer actually removes such Additional Purchased Assets from their respective locations within 180 days after the Closing Date without causing damage to the Seller's assets and property and (b) the Buyer pays or causes to be paid to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller, within 3 business days after the date on which the Buyer first commences to remove Additional Purchased Assets from their respective locations, an amount equal to the sum of the net book value as of the opening of business on the Closing Date, as determined in accordance with GAAP applied on a basis consistent with the E&PA Balance Sheet, of each Additional Purchased Asset.

                  10.6 NO SOLICITATION. From the date of this Agreement through and until the earlier of the termination of this Agreement or the Closing Date, the Seller shall not, and shall cause its Affiliates, directors, officers, employees, agents, accountants, consultants, financial advisors, investment bankers, counsel or representatives not to, take any action to, directly or indirectly, encourage, initiate, solicit, or engage in discussions or negotiations with, or provide any information to, any Person other than the Buyer (and its representatives and financing sources) concerning any Alternate Transaction.

                  10.7 INSURANCE. If requested by the Buyer, the Seller shall use its commercially reasonable efforts to transfer to the Buyer the Seller's "unemployment insurance rating" or similar rating (as they relate to the E&PA Business), if any, with the Seller's insurance carriers.

                  10.8 TAX CONTROVERSIES.

                           (a) The Buyer shall promptly notify the Seller upon receipt by the Buyer or any affiliate of the Buyer of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes with respect to the Transferred Subsidiaries relating to a taxable period ending on or prior to the Closing Date (any such inquiry, claim, assessment, audit or similar event, a "TAX MATTER"). The Seller, at its sole expense, has the authority to represent the interests of the Transferred Subsidiaries with respect to any Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and has the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided, however, that neither Seller nor any of its Affiliates shall enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of the Buyer or any of its Affiliates for any period ending after the Closing Date, including the portion of the Straddle Period that is after the Closing Date, without the prior written consent of the Buyer, which consent will not be unreasonably withheld or delayed. The Seller shall keep the Buyer fully and timely informed with respect to the commencement, status and nature of any Tax Matter. The Seller shall, in good faith, allow the Buyer to make comments to the Seller or regarding the conduct of or positions taken in any such proceeding.

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

                           (b) Except as otherwise provided in SECTION 10.8(a) above, the Buyer has the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the Transferred Subsidiaries for all taxable periods that begin after the Closing Date.

                  10.9 TRANSFER OF STATE UNEMPLOYMENT TAX EXPERIENCE AND RESERVES. The Seller shall cooperate with the Buyer in effectuating a transfer to the Buyer of the state unemployment Tax experience and reserve accounts and balances attributable to the Business in every state where (1) the Buyer requests such a transfer, and (2) such a transfer is permitted by applicable law. Such cooperation includes, but is not limited to, the filing by the Seller of all applicable forms with appropriate Taxing Authorities evidencing the Seller's consent to such a transfer.

                  10.10 NOTIFICATION REGARDING DYERSBURG, TENNESSEE. Prior to the Closing, the Seller shall contact the relevant state environmental agency with respect to soil and groundwater sampling events conducted by the Seller relating to soil contamination in the area of the Dyersburg facility (150 South Connell Avenue, Dyersburg, Tennessee) located between the plant on the west, the plant's truck shop on the east, Jackson Street on the north and a railroad spur on the south.

                      ARTICLE 11: TERMINATION OF AGREEMENTS

                  11.1 TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing:

                           (a) By the mutual written consent of the Buyer and the Seller;

                           (b) By either the Buyer or the Seller, upon written notice to the other party, if the transactions contemplated by this Agreement have not been consummated on or prior to September 15, 2004 (the "OUTSIDE DATE"), unless such failure of consummation is due to the failure of the party seeking such termination to perform or observe in all material respects the covenants and agreements contained in this Agreement to be performed or observed by such party;

                           (c) By either the Buyer or the Seller, upon written notice to the other party, if there has been entered a final, nonappealable order, injunction, or any other action of any Governmental Authority permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or any material part thereof; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (c) has used its reasonable best efforts to remove or terminate such order, injunction or action;

                           (d) By the Buyer, upon written notice to the Seller, if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Seller and (i) the Seller has not cured such breach before the Outside Date and within 15 days after notice of such breach has been given by the Buyer to the Seller in accordance with SECTION 13.9 (Notice); provided, however, that, no cure period will be required for any such breach that by its nature cannot be cured; or (ii) as a result of such breach, one or more of the conditions set forth in SECTION 9.1 or SECTION 9.2 would not be satisfied at or prior to the Closing; or

                           (e) By the Seller, upon written notice to the Buyer, if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Buyer and (i) the Buyer has not cured such breach before the Outside Date and within 15 days after notice of such breach has been given by the Seller to the Buyer in accordance with SECTION 13.9 (Notice); provided, however, that, no cure period will be required for any such breach that by its nature cannot be cured; or (ii) as a result of such breach, one or more of the conditions set forth in SECTION 9.1 or
         SECTION 9.3 would not be satisfied at or prior to the Closing.

         Notwithstanding anything to the contrary in this Agreement, neither the Buyer nor the Seller may rely on the failure of any condition set forth in SECTION 9.1, SECTION 9.2 and SECTION 9.3, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts pursuant to
         SECTION 8.8 ("COMMERCIALLY REASONABLE EFFORTS") to cause such conditions to be satisfied.

                  11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to SECTION 11.1, (a) there will be no liability or obligation on the part of any party or any of their respective Affiliates, officers, directors, employees, advisors, consultants, agents or other representatives, except as provided in this SECTION 11.2 and except that nothing in this Agreement releases, or may be construed as releasing, any party to this Agreement from any liability or damage to any other party arising out of the breaching party's willful breach in the performance of any of its covenants or agreements arising under this Agreement and (b) each party will destroy all documents, workpapers and other material of any other party relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement, to the party furnishing the same. The obligations of the parties to this Agreement under SECTION 8.2(b), this SECTION 11.2, SECTIONS 13.1 through 13.10 and the Confidentiality Agreement will survive any termination of this Agreement.

                              ARTICLE 12: REMEDIES

                  12.1 GENERAL INDEMNIFICATION OBLIGATION.

                           (a) The Seller shall indemnify and hold harmless the Buyer and its Affiliates and their respective officers, directors, employees, advisors, consultants, agents and other representatives from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, costs, reasonable fees, reasonable expenses (including reasonable attorneys' fees) and reasonable disbursements (collectively, the "LOSSES") actually sustained by any of such Persons based upon, arising out of or relating to any (i) inaccuracies in or any breach of any (A) representation or warranty, or (B) covenant or agreement, of the Seller contained in this Agreement and/or (ii) any Retained Liabilities.

                           (b) The Buyer shall indemnify and hold harmless the Seller and its Affiliates and their respective officers, directors, employees, advisors, consultants, agents from and against any and all Losses actually sustained by any of such Persons based upon, arising out of or relating to any (i) inaccuracies in or any breach of any (A) representation or warranty or (B) covenant or agreement, of the Buyer contained in this Agreement and/or (ii) any Assumed Liabilities.

                  12.2 NOTICE AND OPPORTUNITY TO DEFEND.

                           (a) Notice of Asserted Liability. As soon as is reasonably practicable after the Seller or the Buyer, as the case may be, becomes aware of any claim that it has under SECTION 12.1 hereof that would reasonably be expected to result in a Loss (a "LIABILITY CLAIM"), such party (the "INDEMNIFIED PARTY") shall give notice thereof (a "CLAIMS NOTICE") to the other party (the "INDEMNIFYING PARTY"). A Claims Notice must describe the Liability Claim in reasonable detail, and must indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnified Party. No delay in or failure to give a Claims Notice by the Indemnified Party to the Indemnifying Party pursuant to this
         SECTION 12.2(a) will adversely affect any of the other rights or remedies that the Indemnified Party has under this Agreement or will alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party to the extent that such delay or failure has not materially prejudiced the Indemnifying Party.

                           (b) Opportunity to Defend. The Indemnifying Party has the right, exercisable by written notice to the Indemnified Party within 30 days of receipt of a Claims Notice from the Indemnified Party of the commencement or assertion of any Liability Claim in respect of which indemnity may be sought under this Agreement, to assume and conduct the defense of such Liability Claim in accordance with the limits set forth in this Agreement with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. If the Indemnifying Party does not assume the defense of a Liability Claim in accordance with this SECTION 12.2(b), the Indemnified Party may continue to defend the Liability Claim. If the Indemnifying Party has assumed the defense of a Liability Claim as provided in this
         SECTION 12.2(b), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnifying Party is not entitled to contest and defend third party claims against Lion, the Buyer or the E&PA Business, such as claims by customers of the E&PA Business, claims seeking injunction or other equitable relief, relief for other than money damages or claims alleging criminal activity; provided, further, that the Indemnified Party may assume its own defense and employ counsel separate from the counsel employed by the Indemnifying Party, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith, if the Indemnified Party has been advised by White & Case LLP or other counsel reasonably satisfactory to the Indemnifying Party that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party and, in the reasonable judgment of such counsel, it is advisable for the Indemnified Party to employ separate counsel in order to effectively assert such defense or defenses. The Indemnifying Party or the Indemnified Party, as the case may be, has the right to participate in (but not control), at its own expense, the defense of any Liability Claim that the other is defending as provided in this Agreement. With respect to any Liability Claim asserted by any third party, the parties shall make available to each other all relevant information in their possession that is material to any such Liability Claim asserted. The Indemnifying Party, if it has assumed the defense of any Liability Claim as provided in this Agreement, shall not, without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld), settle, discharge, compromise or admit any liability with respect to such Liability Claim or consent to entry of any judgment in respect to any Liability Claim unless such settlement, discharge, compromise, admission of liability or consent
         (x) obligates the Indemnifying Party to pay the full amount of the liability asserted under the Liability Claim, (y) includes the giving by the claimant or the plaintiff to the Indemnified Party a full and unconditional release from all liability in respect of such Liability Claim, and (z) would not impose any injunctive or non-monetary relief against the Indemnified Party.

                  12.3 SURVIVABILITY; LIMITATIONS.

                           (a) The representations and warranties of the Seller and the Buyer contained in this Agreement will survive for a period ending on the eighteen month anniversary of the Closing Date (the "EXPIRATION DATE"); provided, however, that (i) the Expiration Date for any Liability Claim relating to a breach of or inaccuracy in the representations and warranties set forth in SECTION 6.1 (Organization, Existence and Good Standing), SECTION 6.2 (Capitalization), SECTION 6.3 (Power and Authority to Conduct the E&PA Business), SECTION 6.4 (Authority; Due Execution and Delivery; Validity and Enforceability), the first sentence of SECTION 6.9 (Title; Assets), SECTION 6.20 (Brokers), SECTION 7.2 (Power), SECTION 7.3 (Validity and Enforceability), and SECTION 7.7 (Brokers) (collectively referred to as the "EXCLUDED REPRESENTATIONS") will be indefinite, (ii) with respect to the representations and warranties set forth in SECTION 6.8 (Taxes) and SECTION 6.19 (Employee Benefits), the period for making claims will be until the 15th day after the expiration of the applicable statute of limitations, (iii) with respect to the representations and warranties set forth in SECTION 6.18 (Environmental Matters), the period for making claims will be three years and (iv) any Liability Claim pending on any Expiration Date for which a Claims Notice has been given in accordance with SECTION 12.2 or before such Expiration Date may continue to be asserted and indemnified against until finally resolved. Except as otherwise limited by this Agreement, all of the covenants and agreements of the Seller and the Buyer contained in this Agreement will survive after the date of this Agreement in accordance with their terms.

                           (b) Notwithstanding anything to the contrary contained in this Agreement, the Seller does not have any liability under SECTION 12.1(a)(i)(A) (other than liability for breaches of the Excluded Representations): (i) until the aggregate amount of all such Losses sustained by the Buyer exceeds $1,000,000 (the "DEDUCTIBLE"), in which case the Seller will be liable for all Losses in excess of $1,000,000; or (ii) in excess of an aggregate of $30,000,000 in excess of the Deductible. With respect to any indemnification under SECTION 12.1(a)(i)(A), no event, claim or item of loss will constitute a "LOSS" and indemnification will not be available with respect to such event, claim or item of loss (nor will any such event, claim or item of loss be counted towards the Deductible) unless such event, claim or item of loss, or such event, claim or item of

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

         loss together with a series of similar events, claims or items of loss, results in a loss or damages of $10,000 or more, in which case the Indemnified Party will be entitled to indemnification for the full amount of Losses related to such event, claim or item of loss or series of similar events, claims or items of loss subject to the Deductible (and such Losses will be counted towards the Deductible); provided, however, that for purposes of this sentence, "similar" means an event, claim or item of loss that shares a common subject matter with another event, claim or item of loss, as the case may be. It is further understood that indemnification will not be available under SECTION 12.1(a)(i)(A) for any claims with respect to Losses that occur after the survival periods set forth in SECTION 12.3(a). Except for a claim based on fraud, from and after the date of this Agreement, the sole remedy of the Buyer for any and all Losses will be limited to indemnification pursuant to this ARTICLE 12 and specific performance as set forth in SECTION 12.4.

                           (c) Any determination of Losses actually incurred by an Indemnified Party will be net of any insurance proceeds or proceeds from indemnity agreements, in each case actually recovered by the Indemnified Party with respect to a Liability Claim, but will not be net of Taxes, to the extent recovered pursuant to rights obtained by the Buyer under the Seller's Insurance Policies. The Buyer has obtained rights under the Seller's Insurance Policies in respect of such Losses arising out of Seller's Insurance Policies to the extent such rights relate to one or more Assumed Liabilities. The Indemnified Party shall use commercially reasonable efforts (but shall not be obligated to commence litigation) to claim and recover any Losses suffered by the Indemnified Party under any such Insurance Policies; provided, however, that the Buyer and the E&PA Business will not in any way be obligated to subrogate any Indemnifying Party to any of the Buyer's or the E&PA Business' respective insurance benefits otherwise available to them. Except with respect to Losses actually awarded to a third party in an action brought against an Indemnified Party, the Indemnified Party is not entitled to reimbursement pursuant to SECTION 12.1 hereof for punitive damages, or for lost profits, consequential, exemplary or special damages. The Buyer is not entitled to reimbursement pursuant to
         SECTION 12.1 to the extent that the Buyer has been compensated therefor pursuant to SECTION 4.2.

                           (d) Within ten business days of the final determination of any Losses pursuant to this ARTICLE 12, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Losses by wire transfer in immediately available funds to the bank account or the accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two business days prior to such payment. It is agreed that, for purposes of this SECTION 12.3(d), it is not necessary to have ascertained the final cost or quantum of the aggregate Losses with respect to any Claim in order for such Losses to be "finally determined," but rather it will be sufficient if such Losses have (i) been agreed to be (or have been determined by a court of competent jurisdiction to be) subject to indemnification hereunder and (ii) that such Losses (or the portion thereof subject to payment) are quantifiable and have been sustained by the Indemnified Party.

                           (e) Except with respect to SECTION 6.7, the last sentence of SECTION 6.9 and SECTIONS 6.11, 6.16, 6.19 and 6.21, the last sentence of SECTION 6.23 and SECTION 6.25 and the inclusion of any "materiality" or "Material Adverse Effect" qualifier in any definition of any term in this Agreement, in determining whether a breach of any

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

         representation and warranty that contains a "materiality," or "Material Adverse Effect" or similar qualifier has occurred for purposes of
         SECTION 12.1(a)(i)(A), all references to such "materiality," or "Material Adverse Effect," or similar qualifier will be disregarded.

                  12.4 SPECIFIC PERFORMANCE. Each party's obligation under this Agreement is unique. If either party breaches its covenants or agreements under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nonbreaching party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and each party expressly waives the defense that a remedy in damages will be adequate.

                  12.5 ENVIRONMENTAL REMEDIATION FOR CERTAIN RETAINED
LIABILITIES.

                           (a) In the event of a discovery of an environmental condition at any of the Purchased Assets that constitutes a Retained Liability or a Claim, the Seller will have the right and the obligation, at the Seller's sole expense, through any environmental consultants of its own choosing and listed on SCHEDULE 12.5(a), subject to the Buyer's approval, which will not be unreasonably withheld, delayed or conditioned, to remediate (or take such other action as may be appropriate, if any, under any applicable Environmental Laws, Orders and applicable industry standards) such environmental condition in a manner consistent with applicable Environmental Laws and consistent with the direction of Orders of Governmental Authorities.

                           (b) The Seller shall provide the Buyer with copies of all written correspondence between the Seller and the relevant Governmental Authority, including the results of all soil and groundwater sampling events. The Seller shall consult with the Buyer prior to the submission to any Governmental Authority of any remedial action plan or similar document with respect to any such remedial work and shall reasonably accommodate the Buyer's comments thereon, but the Seller has the exclusive right (subject to the immediately succeeding sentence) to meet with, and negotiate the terms of such remedial action plan with, the relevant Governmental Authority; provided, that no such remedial action plan unreasonably interferes with the operation of the Buyer's business. The Seller shall inform the Buyer of the time, location and subject matter of any meeting with Governmental Authorities in respect of any remedial action plan that is the subject of this paragraph at least three business days prior to the date of such meeting (or if the giving of three business days' notice is not practicable, such lesser notice as is practicable) and shall afford the Buyer the opportunity to have its representatives attend any such meeting; provided, that, in light of the Seller's rights and obligations under this SECTION 12.5, it is understood that any representatives of the Buyer will attend such meeting solely in the capacity of observers of the meeting; provided further, that the Seller has no obligation to delay or suspend any meeting if the Buyer is not present.

                           (c) For purposes of conducting remedial activities on any environmental condition that constitutes a Retained Liability or Claim, the Seller may enter the Owned Real Property and, during the Buyer's tenancy, the Leased Real Property. Such entry will only be permitted, however, upon reasonable prior notice to and consultation with the Buyer in order to plan and conduct such remedial work. Such remedial work will be conducted so as not to interfere unreasonably with the Buyer's operations.

                           (d) If the Seller does not meet any obligation to remediate an environmental condition that constitutes a Retained Liability or a Claim in a manner (i) required by applicable Environmental Laws or (ii) consistent with Orders of relevant Governmental Authorities, the Buyer shall send the Seller a letter describing the deficiencies in the Seller's conduct of such remediation. If the Seller within ten business days has not responded to such letter in a manner reasonably satisfactory to the Buyer, the Buyer may in writing request a meeting with the Seller to in good faith discuss and attempt to resolve any disputes with respect to the manner in which the Seller is conducting such remediation identified in the Buyer's letter. If the Seller and the Buyer within ten business days after the date of the Buyer's request for a meeting have not met and resolved any disputes with respect to the Buyer's position regarding the deficiencies in Seller's conduct of the remediation, the Buyer shall have the right, but not the obligation, to assume control of and complete such remediation, through environmental consultants of its choosing, at the Seller's reasonable expense, in a manner required by applicable Environmental Laws and/or in accordance with the terms of the applicable Orders of relevant Governmental Authorities; provided, that the Buyer's control of such remediation lasts only until such time as, upon ten days' written notice from the Seller to the Buyer, the Seller resumes control of such remediation in a manner reasonably satisfactory to the Buyer (whose consent will not be unreasonably withheld, delayed or conditioned); provided further, that the Seller has the right to resume control of such remediation in accordance with the immediately preceding proviso only one time. The Seller shall pay all bills and invoices for such remediation within 20 business days of receipt thereof from the Buyer.

                           (e) The provisions of this SECTION 12.5 in no way limit the indemnification provided in SECTION 12.1(a) or the allocation of liabilities set forth in SECTIONS 3.1(j) and 3.2(b) of this Agreement.

                            ARTICLE 13: MISCELLANEOUS

                           13.1 EXPENSES. Except as set forth in SECTION 4.2(c) or in the Ancillary Agreements, whether or not the transactions contemplated by this Agreement are consummated, each of the parties shall bear its expenses (including all legal, accounting, broker, finder or investment banker fees) incurred or to be incurred in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  13.2 SUCCESSORS AND ASSIGNS; NO ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the parties to this Agreement and their respective successors, executors, administrators and permitted assigns, but the rights and obligations of the parties under this Agreement may not be assigned without the prior written consent of the other party to this Agreement; provided, that the Buyer may assign its rights, interests and obligations hereunder (i) to any Affiliate of the Buyer, (ii) for the purpose of securing any financing of the transactions contemplated hereby or (iii) to any Person that succeeds to all or substantially all of the Buyer's assets and business, whether by contract or by operation of law; provided, further,

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

that if the Buyer makes any assignment referred to in (i) or (ii) above, the Buyer will remain liable under this Agreement.

                  13.3 THIRD PARTY BENEFICIARIES. This Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the parties to this Agreement and, subject to SECTION 13.2, their respective successors, executors, administrators and permitted assigns.

                  13.4 HEADINGS. The headings contained in this Agreement are included for purposes of convenience only, and will not affect the meaning or interpretation of this Agreement.

                  13.5 INTEGRATION, MODIFICATION AND WAIVER. This Agreement, together with the exhibits, schedules and certificates or other instruments delivered hereunder, constitutes the entire agreement between the parties with respect to this subject matter and supersedes all prior understandings of the parties. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by each of the parties. No waiver of any of the provisions of this Agreement will be deemed to be or will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

                  13.6 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted jointly by the parties and no presumption or burden of proof must arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated under such law, unless the context requires otherwise. The word "INCLUDING" means including without limitation. Any reference to the singular in this Agreement also includes the plural and vice versa. The word "KNOWLEDGE" as it relates to the Seller means the actual knowledge after reasonable inquiry of the following individuals: John E. Quinn, John Rastetter, Steven Strouse, Earl Haines, Francisco Viliesiv, Ron Chase, Steven W. Nieto, Victor W. March and Francis Titas. The word "KNOWLEDGE" as it relates to the Buyer means the actual knowledge after reasonable inquiry of the following individuals: David E. DeLeeuw, Peter DeLeeuw and Ezra S. Field.

                  13.7 SEVERABILITY. If any term, provision, agreement, covenant or restriction of this Agreement or the application of any term, provision, covenant or restriction of this Agreement to any party or circumstance is, to any extent, adjudged invalid or unenforceable, the application of the remainder of such term, provision, agreement, covenant or restriction to such party or circumstance, the application of such term, provision, agreement, covenant or restriction to other parties or circumstances, and the application of the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

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                  13.8 DISCLOSURE SCHEDULE SUPPLEMENTS. The Seller and the Buyer
may, from time to time prior to the Closing Date but in any case no later than ten days prior to the Closing Date, by written notice delivered in accordance with this Agreement, supplement or amend the Schedules to this Agreement (the "DISCLOSURE SCHEDULES") to correct any matter that would constitute a breach of any representation or warranty contained herein. No such supplemental or amended Disclosure Schedule will be deemed to cure any breach of such representation or warranty for the purpose of SECTION 9.2(a) and will not in any way impair the Buyer's rights thereunder. If, however, the Closing occurs, any such supplement or amendment of the Disclosure Schedules will be effective to cure and correct for all purposes any breach of any representation or warranty that would have existed by reason of the Seller or the Buyer, as the case may be, not having made such supplement or amendment, other than such breaches that result or could reasonably be expected to result in a Material Adverse Effect.

                  13.9 NOTICES. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched),
(c) one business day after having been dispatched by a nationally recognized overnight courier service or (d) three business days after having been deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States Mail, to the appropriate party at the address or facsimile number specified below:

                           If to the Seller:

                                    PolyOne Corporation
                                    33587 Walker Road
                                    Avon Lake, Ohio  44012
                                    Attention: Chief Legal Officer
                                    Facsimile No.: 440-930-1002

                           with a copy (which will not constitute notice) to:

                                    Jones Day
                                    North Point
                                    901 Lakeside Avenue
                                    Cleveland, Ohio 44114
                                    Attention: Lyle G. Ganske, Esq.
                                    Facsimile No.: (216) 579-0212

                           If to the Buyer:

                                    Olmec LLC
                                    c/o Lion Chemical Capital LLC
                                    900 Third Avenue, 26th Floor
                                    New York, New York 10002
                                    Attention: David DeLeeuw
                                    Facsimile No.: (212) 355-6283

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

                           with a copy (which will not constitute notice) to:

                                    Lion Chemical Capital, LLC
                                    900 Third Avenue
                                    26th Floor
                                    New York, New York  10022
                                    Attention: David DeLeeuw
                                    Facsimile No.: (212) 355-6283

                           and

                                    ACI Capital Co., Inc.
                                    900 Third Avenue
                                    26th Floor
                                    New York, New York 10022
                                    Attention: Ezra Field
                                    Facsimile No.: (212) 634-3330

                           and

                                    White & Case LLP
                                    1155 Avenue of the Americas
                                    New York, New York  10036
                                    Attention:  S. Ward Atterbury, Esq.
                                    Facsimile No.: (212) 354-8113

                  Any party may change its address or facsimile number for the purposes of this SECTION 13.9 by giving notice as provided in this Agreement.

                  13.10 GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law. Notwithstanding the foregoing, either party may initiate and prosecute any legal proceeding or seek enforcement of any judgment in respect of this Agreement in any proper court having jurisdiction in the states of Ohio or New York and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement. The prevailing party in any such litigation will be entitled to receive from the losing party all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties. Each of the Buyer and Seller hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the Buyer and the Seller (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this
SECTION 13.10.

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                  13.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 POLYONE CORPORATION

                                 By: /s/ W. David Wilson
                                    ----------------------------------------
                                    Name: W. David Wilson
                                    Title: Vice President and
                                           Chief Financial Officer

                                 OLMEC LLC

                                 By: Olmec Holdings LLC, its Manager

                                 By: Lion Chemical Capital LLC, its co-
                                       Manager

                                 By: /s/ David DeLeeuw
                                    -----------------------------------------
                                    Name:
                                    Title: